Exhibit 10.13



                      AMENDED AND RESTATED CREDIT AGREEMENT


                          dated as of December 8, 2004

                                      among

                           REINHOLD INDUSTRIES, INC.,
                                       and
                              NP AEROSPACE LIMITED,
                                as the Borrowers

                THE VARIOUS FINANCIAL INSTITUTIONS PARTY HERETO,
                                   as Lenders,

                                       and

                       LASALLE BANK NATIONAL ASSOCIATION,
                             as Administrative Agent






                       LASALLE BANK NATIONAL ASSOCIATION,
                                   as Arranger


SECTION 1            DEFINITIONS..................................................................................1
         1.1         Definitions..................................................................................1
         1.2         Other Interpretive Provisions...............................................................24

SECTION 2            COMMITMENTS OF THE LENDERS; BORROWING, CONVERSION AND LETTER OF CREDIT PROCEDURES...........24
         2.1         Commitments.................................................................................24
                     2.1.1      Revolving Loan Commitment........................................................25
                     2.1.2      Term Loan Commitment.............................................................25
                     2.1.3      L/C Commitment...................................................................25
         2.2         Loan Procedures.............................................................................25
                     2.2.1      Various Types of Loans...........................................................25
                     2.2.2      Borrowing Procedures.............................................................25
                     2.2.3      Conversion and Continuation Procedures...........................................26
                     2.2.4      Appointment of Borrower Representative...........................................27
         2.3         Letter of Credit Procedures.................................................................27
                     2.3.1      L/C Applications.................................................................27
                     2.3.2      Participations in Letters of Credit..............................................28
                     2.3.3      Reimbursement Obligations........................................................28
                     2.3.4      Funding by Lenders to Issuing Lender.............................................29
         2.4         Commitments Several.........................................................................30
         2.5         Certain Conditions..........................................................................30
         2.6         Joint and Several Nature of Loans...........................................................30

SECTION 3            EVIDENCING OF LOANS.........................................................................30
         3.1         Notes.......................................................................................30
         3.2         Recordkeeping...............................................................................30

SECTION 4            INTEREST....................................................................................31
         4.1         Interest Rates..............................................................................31
         4.2         Interest Payment Dates......................................................................31
         4.3         Setting and Notice of LIBOR Rates...........................................................31
         4.4         Computation of Interest.....................................................................31

SECTION 5            FEES........................................................................................31
         5.1         Non-Use Fee.................................................................................31
         5.2         Letter of Credit Fees.......................................................................32
         5.3         Administrative Agent's Fees.................................................................32

SECTION 6            REDUCTION OR TERMINATION OF THE REVOLVING COMMITMENT; PREPAYMENTS...........................32
         6.1         Reduction or Termination of the Revolving Commitment........................................32
                     6.1.1      Voluntary Reduction or Termination of the Revolving Commitment...................32
                     6.1.2      Mandatory Reductions of Revolving Commitment.....................................33
                     6.1.3      All Reductions of the Revolving Commitment.......................................33
         6.2         Prepayments.................................................................................33
                     6.2.1      Voluntary Prepayments............................................................33
         6.3         Manner of Prepayments.......................................................................34
                     6.3.1      All Prepayments..................................................................34
         6.4         Repayments..................................................................................34
                     6.4.1      Revolving Loans..................................................................35
                     6.4.2      Term Loans.......................................................................35

SECTION 7            MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.............................................35
         7.1         Making of Payments..........................................................................35
         7.2         Application of Certain Payments.............................................................35
         7.3         Due Date Extension..........................................................................35
         7.4         Setoff......................................................................................35
         7.5         Proration of Payments.......................................................................36
         7.6         Taxes.......................................................................................36

SECTION 8            INCREASED COSTS; SPECIAL PROVISIONS FOR LIBOR LOANS.........................................38
         8.1         Increased Costs.............................................................................38
         8.2         Basis for Determining Interest Rate Inadequate or Unfair....................................39
         8.3         Changes in Law Rendering LIBOR Loans Unlawful...............................................39
         8.4         Funding Losses..............................................................................40
         8.5         Right of Lenders to Fund through Other Offices..............................................40
         8.6         Discretion of Lenders as to Manner of Funding...............................................40
         8.7         Mitigation of Circumstances; Replacement of Lenders.........................................40
         8.8         Conclusiveness of Statements; Survival of Provisions........................................41

SECTION 9            REPRESENTATIONS AND WARRANTIES..............................................................41
         9.1         Organization................................................................................41
         9.2         Authorization; No Conflict..................................................................41
         9.3         Validity and Binding Nature.................................................................42
         9.4         Financial Condition.........................................................................42
         9.5         No Material Adverse Change..................................................................42
         9.6         Litigation and Contingent Liabilities.......................................................42
         9.7         Ownership of Properties; Liens..............................................................42
         9.8         Equity Ownership; Subsidiaries..............................................................42
         9.9         Pension Plans...............................................................................43
         9.10        Investment Company Act......................................................................44
         9.11        Public Utility Holding Company Act..........................................................44
         9.12        Regulation U................................................................................44
         9.13        Taxes; Tax Shelter Registration.............................................................44
         9.14        Solvency, etc...............................................................................44
         9.15        Environmental Matters.......................................................................45
         9.16        Insurance...................................................................................45
         9.17        Real Property...............................................................................45
         9.18        Information.................................................................................46
         9.19        Intellectual Property.......................................................................46
         9.20        Burdensome Obligations......................................................................46
         9.21        Labor Matters...............................................................................46
         9.22        No Default..................................................................................46
         9.23        Dividend Program............................................................................46
         9.24        NP Aerospace WLL............................................................................47

SECTION 10           AFFIRMATIVE COVENANTS.......................................................................47
         10.1        Reports, Certificates and Other Information.................................................47
                     10.1.1     Annual Report....................................................................47
                     10.1.2     Interim Reports..................................................................48
                     10.1.3     Compliance Certificates..........................................................48
                     10.1.4     Reports to the SEC and to Shareholders...........................................48
                     10.1.5     Notice of Default, Litigation and ERISA Matters..................................48
                     10.1.6     Borrowing Base Certificates......................................................49
                     10.1.7     Accounts Trial Balance...........................................................50
                     10.1.8     Management Reports...............................................................50
                     10.1.9     Projections......................................................................50
                     10.1.10    Subordinated Debt Notices........................................................50
                     10.1.11    Other Information................................................................50
         10.2        Books, Records and Inspections..............................................................50
         10.3        Maintenance of Property; Insurance..........................................................51
         10.4        Compliance with Laws; Payment of Taxes and Liabilities......................................52
         10.5        Maintenance of Existence, etc...............................................................53
         10.6        Use of Proceeds.............................................................................53
         10.7        Employee Benefit Plans......................................................................53
         10.8        Environmental Matters.......................................................................53
         10.9        Tax Shelter Registration....................................................................54
         10.10       Further Assurances..........................................................................54
         10.11       Deposit Accounts............................................................................54
         10.13       Related Agreements, etc.....................................................................55

SECTION 11           NEGATIVE COVENANTS..........................................................................55
         11.1        Debt........................................................................................56
         11.2        Liens.......................................................................................56
         11.3        Operating Leases............................................................................57
         11.4        Restricted Payments.........................................................................57
         11.5        Mergers, Consolidations, Sales..............................................................58
         11.6        Modification of Organizational Documents....................................................59
         11.7        Transactions with Affiliates................................................................59
         11.8        Unconditional Purchase Obligations..........................................................59
         11.9        Inconsistent Agreements.....................................................................59
         11.10       Business Activities; Issuance of Equity.....................................................60
         11.11       Investments.................................................................................60
         11.12       Restriction of Amendments to Certain Documents..............................................61
         11.13       Fiscal Year.................................................................................61
         11.14       Financial Covenants.........................................................................61
                     11.14.1    Fixed Charge Coverage Ratio......................................................61
                     11.14.2    Total Debt to EBITDA Ratio.......................................................61
         11.15       Cancellation of Debt........................................................................61

SECTION 12           EFFECTIVENESS; CONDITIONS OF LENDING, ETC...................................................61
         12.1        Initial Credit Extension....................................................................61
                     12.1.1     Notes............................................................................62
                     12.1.2     Authorization Documents..........................................................62
                     12.1.3     Consents, etc....................................................................62
                     12.1.4     Letter of Direction..............................................................62
                     12.1.5     Guaranty and Collateral Agreement................................................62
                     12.1.6     Perfection Certificate...........................................................62
                     12.1.7     Foreign Documents................................................................62
                     12.1.8     Collateral Access Agreements, etc................................................62
                     12.1.9     Opinions of Counsel..............................................................63
                     12.1.10    Insurance........................................................................63
                     12.1.11    Payment of Fees..................................................................63
                     12.1.14    Search Results; Lien Terminations................................................63
                     12.1.15    Filings, Registrations and Recordings............................................63
                     12.1.16    Borrowing Base Certificate.......................................................64
                     12.1.17    Closing Certificate, Consents and Permits........................................64
                     12.1.18    Total Debt to EBITDA Ratio.......................................................64
                     12.1.19    Financial Statements.............................................................64
                     12.1.20    Projections......................................................................64
                     12.1.21    Cash Management..................................................................64
                     12.1.22    Appraisals.......................................................................64
                     12.1.23    Other............................................................................64
         12.2        Conditions..................................................................................64
                     12.2.1     Compliance with Warranties, No Default, etc......................................65
                     12.2.2     Confirmatory Certificate.........................................................65

SECTION 13           EVENTS OF DEFAULT AND THEIR EFFECT..........................................................65
         13.1        Events of Default...........................................................................65
                     13.1.1     Non-Payment of the Loans, etc....................................................65
                     13.1.2     Non-Payment of Other Debt........................................................65
                     13.1.3     Other Material Obligations.......................................................65
                     13.1.4     Bankruptcy, Insolvency, etc......................................................66
                     13.1.5     Non-Compliance with Loan Documents...............................................66
                     13.1.6     Representations; Warranties......................................................66
                     13.1.7     Pension Plans....................................................................66
                     13.1.8     Judgments........................................................................67
                     13.1.9     Invalidity of Collateral Documents, etc..........................................67
                     13.1.10    Invalidity of Subordination Provisions, etc......................................67
                     13.1.11    Change of Control................................................................67
                     13.1.12    Material Adverse Effect..........................................................67
         13.2        Effect of Event of Default..................................................................67

SECTION 14           THE AGENT...................................................................................68
         14.1        Appointment and Authorization...............................................................68
         14.2        Issuing Lender..............................................................................68
         14.3        Delegation of Duties........................................................................68
         14.4        Exculpation of Administrative Agent.........................................................68
         14.5        Reliance by Administrative Agent............................................................69
         14.6        Notice of Default...........................................................................69
         14.7        Credit Decision.............................................................................70
         14.8        Indemnification.............................................................................70
         14.9        Administrative Agent in Individual Capacity.................................................71
         14.10       Successor Administrative Agent..............................................................71
         14.11       Collateral Matters..........................................................................72
         14.12       Administrative Agent May File Proofs of Claim...............................................72
         14.13       Other Agents; Arrangers and Managers........................................................73
         14.14       Security Trustee............................................................................73
         14.15       Successor Security Trustee..................................................................73
         14.16       Protection of Security Trustee..............................................................74

SECTION 15           GENERAL.....................................................................................74
         15.1        Waiver; Amendments..........................................................................74
         15.2        Confirmations...............................................................................75
         15.3        Notices.....................................................................................75
         15.4        Computations................................................................................75
         15.5        Costs, Expenses and Taxes...................................................................75
         15.6        Assignments; Participations.................................................................76
                     15.6.1     Assignments......................................................................76
                     15.6.2     Participations...................................................................77
         15.7        Register....................................................................................78
         15.8        GOVERNING LAW...............................................................................78
         15.9        Confidentiality.............................................................................78
         15.10       Severability................................................................................79
         15.11       Nature of Remedies..........................................................................79
         15.12       Entire Agreement............................................................................79
         15.13       Counterparts................................................................................79
         15.14       Successors and Assigns......................................................................79
         15.15       Captions....................................................................................80
         15.16       Customer Identification - USA Patriot Act Notice............................................80
         15.17       INDEMNIFICATION BY THE BORROWERS............................................................80
         15.18       Nonliability of Lenders.....................................................................81
         15.19       FORUM SELECTION AND CONSENT TO JURISDICTION.................................................82
         15.20       WAIVER OF JURY TRIAL........................................................................83
         15.21       Restatement Date............................................................................83

SECTION 16           GUARANTIES..................................................................................84
         16.1        Guaranty....................................................................................84
         16.2        Unconditional Obligation....................................................................84
         16.3        Period in Force.............................................................................85
         16.4        WAIVER......................................................................................85
         16.5        Effect of Stay..............................................................................85
         16.6        Subordination...............................................................................86


                                     ANNEXES

ANNEX A           .........Lenders and Pro Rata Shares
ANNEX B           .........Addresses for Notices


                                    SCHEDULES

SCHEDULE 9.6      .........Litigation and Contingent Liabilities
SCHEDULE 9.8      .........Subsidiaries
SCHEDULE 9.9      .........Termination Events
SCHEDULE 9.16     .........Insurance
SCHEDULE 9.17     .........Real Property
SCHEDULE 9.21     .........Labor Matters
SCHEDULE 10.13    .........Related Transactions - Compliance With Law
SCHEDULE 11.1     .........Existing Debt
SCHEDULE 11.2     .........Existing Liens
SCHEDULE 11.11    .........Investments

                                    EXHIBITS

EXHIBIT A         .........Form of Note (Section 3.1)
EXHIBIT B         .........Form of Compliance Certificate (Section 10.1.3)
EXHIBIT C         .........Form of Borrowing Base Certificate (Section 1.1)
EXHIBIT D         .........Form of Assignment Agreement (Section 15.6.1)
EXHIBIT E         .........Form of Notice of Borrowing (Section 2.2.2)
EXHIBIT F         .........Form of Notice of Conversion/Continuation
                           (Section 2.2.3)

                      AMENDED AND RESTATED CREDIT AGREEMENT


         THIS AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 8, 2004 (this "Agreement") is entered into by and among REINHOLD INDUSTRIES, INC., a Delaware corporation ("Reinhold"), NP AEROSPACE LIMITED, a company incorporated in England and Wales with registered number 34724080 ("NP Aerospace"; Reinhold and NP Aerospace are collectively referred to herein as the "Borrowers" and individually as a "Borrower"), the financial institutions that are or may from time to time become parties hereto (together with their respective successors and assigns, the "Lenders") and LASALLE BANK NATIONAL ASSOCIATION (in its individual capacity, "LaSalle"), as administrative agent and security trustee (the "Security Trustee") for the Lenders.

         WHEREAS, the Borrowers and other loan parties signatory thereto, the lenders party thereto and the Administrative Agent entered into that certain Credit Agreement dated as of March 21, 2002 (as amended by the First through Fourth Amendments thereto, the "Prior Credit Agreement"), pursuant to which such lenders made a revolving credit facility available to the "Borrowers" identified therein;

         WHEREAS, the Borrowers, the Lenders and the Administrative Agent wish to extend the existing revolving credit facility and letter of credit subfacility described in the Prior Credit Agreement and, concurrently, to amend and restate the Prior Credit Agreement in its entirety on the terms and conditions set forth herein in order to, among other things, make available to the Borrowers a term loan and increase the amount of the revolving credit facility;

         In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

SECTION 1         DEFINITIONS.

1.1      Definitions.  When used herein the following terms shall have the following meanings:
         -----------

         Account Debtor is defined in the Guaranty and Collateral Agreement.

         Account or Accounts is defined in the UCC.

         Acquisition means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or a division of a Person, (b) the acquisition of in excess of 50% of the Capital Securities of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Subsidiary).

         Administrative Agent means LaSalle in its capacity as administrative agent for the Lenders hereunder and any successor thereto in such capacity.

         Affected Loan - see Section 8.3.

         Affiliate of any Person means (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any officer or director of such Person and (c) with respect to any Lender, any entity administered or managed by such Lender or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans. A Person shall be deemed to be "controlled by" any other Person if such Person possesses, directly or indirectly, (x) power to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or
(y) power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Unless expressly stated otherwise herein, neither the Administrative Agent nor any Lender shall be deemed an Affiliate of any Loan Party.

         Agent Fee Letter means the amended and restated Fee Letter dated as of December 8, 2004 between Reinhold and the Administrative Agent.

         Agreement - see the Preamble.

         Applicable Margin means, for any day, the rate per annum set forth below opposite the level then in effect, it being understood that the Applicable Margin for (i) LIBOR Loans shall be the percentage set forth under the columns "LIBOR Margin for Revolving Loans" and "LIBOR Margin for Term Loans", (ii) Base Rate Loans shall be the percentage set forth under the columns "Base Rate Margin for Revolving Loans" and "Base Rate Margin for Term Loans", (iii) the Non-Use Fee Rate shall be the percentage set forth under the column "Non-Use Fee Rate" and (iv) the L/C Fee shall be the percentage set forth under the column "L/C Fee Rate":

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

       LIBOR              Base Rate
     Margin for          Margin for                          Base Rate Margin
  Revolving Loans      Revolving Loans   LIBOR Margin for    for Term Loans          Non-Use             L/C Fee
  ---------------               ------                ----       ----------
                                         Term Loans                                  Fee Rate             Rate
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
       2.50%                 0%                3.00%               0.50%              0.50%               2.50%
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

         Asset Disposition means the sale, lease, assignment or other transfer for value (each, a "Disposition") by any Loan Party to any Person (other than a Loan Party) of any asset or right of such Loan Party (including, the loss, destruction or damage of any thereof or any actual or threatened (in writing to any Loan Party) condemnation, confiscation, requisition, seizure or taking thereof) other than (a) the Disposition of any asset which is to be replaced, and is in fact replaced, within 180 days with another asset performing the same or a similar function which asset becomes subject to the Lien in favor of the Agent under the Collateral Documents and (b) the sale or lease of inventory in the ordinary course of business.

         Assignee - see Section 15.6.1.

         Assignment Agreement - see Section 15.6.1.

         Attorney Costs means, with respect to any Person, all reasonable fees and charges of any counsel to such Person, the reasonable allocable cost (but excluding overhead and corporate administrative charges) of internal legal services of such Person, all reasonable disbursements of such internal counsel and all court costs and similar legal expenses.

         Bank Product Agreements means those certain cash management service agreements entered into from time to time between any Loan Party and LaSalle or its Affiliates in connection with any of the Bank Products.

         Bank Product Obligations means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by the Loan Parties to LaSalle or its Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that a Loan Party is obligated to reimburse to the Administrative Agent or any Lender as a result of the Administrative Agent or such Lender purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to the Loan Parties pursuant to the Bank Product Agreements.

         Bank Products means any service or facility extended to any Loan Party by LaSalle or its Affiliates including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions,
(f) cash management, including controlled disbursement, accounts or services, or
(g) Hedging Agreements.

         Base Rate means at any time the greater of (a) the Federal Funds Rate plus 0.5% and (b) the Prime Rate.

         Base Rate Loan means any Loan which bears interest at or by reference to the Base Rate.

         Base Rate Margin - see the definition of Applicable Margin.

         Bingham - see Section 10.10.

         Borrower or Borrowers - see the Preamble.

         Borrower Representative means Reinhold in its capacity as borrower representative pursuant to Section 2.2.4.

         Borrowing Base means an amount equal to the total of (a) 80% of the unpaid amount (net of such reserves and allowances as the Administrative Agent deems necessary in its reasonable discretion) of all Eligible Domestic Accounts plus (b) 70% of the unpaid amount (net of such reserves and allowances as the Agent deems necessary in its reasonable discretion) of all Eligible Foreign Accounts plus (c) the lesser of (i) 50% of the value of all Eligible Domestic Inventory valued at the lower of cost or market (net of such reserves and allowances as the Administrative Agent deems necessary in its reasonable discretion) and (ii) $2,500,000 plus (d) the lesser of (i) 40% of the value of all Eligible Foreign Inventory valued at the lower of cost or market (net of such reserves and allowances as the Administrative Agent deems necessary in its reasonable discretion) and (ii) $1,000,000.

         Borrowing Base Certificate means a certificate substantially in the form of Exhibit C.

         Business Day means any day on which LaSalle is open for commercial banking business in Chicago, Illinois and, in the case of a Business Day which relates to a LIBOR Loan, on which dealings are carried on in the London interbank eurodollar market.

         Capital Expenditures means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Borrowers and their Subsidiaries, including expenditures in respect of Capital Leases, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (b) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

         Capital Lease means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

         Capital Securities means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued or acquired after the Restatement Date, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership or any other equivalent of such ownership interest.

         Cash Collateralize means to deliver cash collateral to the Administrative Agent, to be held as cash collateral for outstanding Letters of Credit, pursuant to documentation satisfactory to the Administrative Agent. Derivatives of such term have corresponding meanings.

         Cash Dominion Agreements means all lockbox, cash control or cash management agreements regarding deposit accounts of the Loan Parties, in form and substance reasonably acceptable to the Administrative Agent.

         Cash Equivalent Investment means, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a Lender or its holding company) rated at least A-l by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or P-l by Moody's Investors Service, Inc., (c) any certificate of deposit, time deposit or banker's acceptance, maturing not more than one year after such time, or any overnight Federal Funds transaction that is issued or sold by any Lender or its holding company (or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000), (d) any repurchase agreement entered into with any Lender (or commercial banking institution of the nature referred to in clause (c)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder and (e) money market accounts or mutual funds which invest exclusively in assets satisfying the foregoing requirements, and (f) other short term liquid investments approved in writing by the Administrative Agent.

         Change of Control means the occurrence of any of the following events:
(a) any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, but excluding any current shareholder of the Borrowers) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of the outstanding securities (on a fully diluted basis and taking into account any securities or contract rights exercisable, exchangeable or convertible into equity securities) of any Borrower having voting rights in the election of directors under normal circumstances; or (b) a majority of the members of the Board of Directors of any Borrower shall cease to be Continuing Members. For purposes of the foregoing, "Continuing Member" means, with respect to any Borrower, a member of the Board of Directors of such Borrower who either (i) was a member of such Borrower's Board of Directors on the day before the Restatement Date and has been such continuously thereafter or (ii) became a member of such Board of Directors after the day before the Restatement Date and whose election or nomination for election was approved by a vote of the majority of the Continuing Members then members of such Borrower's Board of Directors.

         Closing Date means March 21, 2002.

         Code means the Internal Revenue Code of 1986, as amended.

         Collateral is defined in the Guaranty and Collateral Agreement.

         Collateral Access Agreement means an agreement in form and substance reasonably satisfactory to the Administrative Agent pursuant to which a mortgagee or lessor of real property on which collateral is stored or otherwise located, or a warehouseman, processor or other bailee of Inventory or other property owned by any Loan Party, acknowledges the Liens of the Administrative Agent/Security Trustee and waives any Liens held by such Person on such property, and, in the case of any such agreement with a mortgagee or lessor, permits the Administrative Agent/Security Trustee reasonable access to and use of such real property following the occurrence and during the continuance of an Event of Default to assemble, complete and sell any collateral stored or otherwise located thereon.

         Collateral Documents means, collectively, the Guaranty and Collateral Agreement, each Mortgage, each Collateral Access Agreement, each Perfection Certificate, the Foreign Collateral Documents, each control agreement and any other agreement or instrument pursuant to which any Loan Party, any Subsidiary or any other Person grants or purports to grant collateral to the Administrative Agent/Security Trustee for the benefit of the Lenders or otherwise relates to such collateral.

         Commitment means, as to any Lender, such Lender's commitment to make Loans, and to issue or participate in Letters of Credit, under this Agreement. The initial amount of each Lender's commitment to make Loans is set forth on Annex A.

         Compliance Certificate means a Compliance Certificate in substantially the form of Exhibit B.

         Computation Period means each period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter.

         Consolidated Net Income means, with respect to the Borrowers and their Subsidiaries for any period, the net income (or loss) of the Borrowers and their Subsidiaries for such period, excluding any gains from Asset Dispositions, any extraordinary gains and any gains from discontinued operations, all as determined in accordance with GAAP.

         Contingent Liability means, with respect to any Person, each obligation and liability of such Person and all such obligations and liabilities of such Person incurred pursuant to any agreement, undertaking or arrangement by which such Person: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby (subject to any limitations as to the amount guaranteed set forth in such guaranty).

         Controlled Group means all members of a controlled group of corporations, all members of a controlled group of trades or businesses (whether or not incorporated) under common control and all members of an affiliated service group which, together with the Borrowers or any of their Subsidiaries, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA or under any applicable foreign law.

         Debt of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money of such Person, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business),
(d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person; provided that if such Person has not assumed or otherwise become liable for such indebtedness, such indebtedness shall be measured at the fair market value of such property securing such indebtedness at the time of determination, (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn), bankers' acceptances and similar obligations issued for the account of such Person (including the Letters of Credit), (f) all Hedging Obligations of such Person, (g) all Contingent Liabilities of such Person and (h) all Debt of any partnership of which such Person is a general partner.

         Designated Proceeds - see Section 6.2.2(a).

         Dividend Program means the special cash distribution program whereby Reinhold may make certain cash distributions to its common shareholders from time to time (including a special cash distribution in December 2004 in an amount of up to $12.00 per share of common stock, as more specifically described in the resolutions of the board of directors of Reinhold dated December 7, 2004) with such distributions to be funded by available cash of Reinhold and/or proceeds of the Term Loan and the Revolving Loans.
         Dollar and the sign "$" mean lawful money of the United States of America.

         Domestic Borrower means a Borrower which is organized under the laws of the United States of America or any state or territory thereof or the District of Columbia.

         Domestic Subsidiary means a Subsidiary organized under the laws of the United States of America or any state or territory thereof or the District of Columbia.

         EBITDA means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income, Interest Expense, income tax expense, depreciation and amortization for such period; provided, that for purposes of calculating the financial covenants in
Section 11.14 for the Computation Period ending March 31, 2005 there shall be added to such amount the sum of $359,000 (which represents certain one time expenses incurred by the Loan Parties in connection with the potential sale of Reinhold to a third party).

         Eligible Domestic Account means an Account owing to a Domestic Borrower which meets each of the following requirements:

                  (a) it arises from the sale of goods or the rendering of services which have been fully performed by such Borrower; and if it arises from the sale of goods, (i) such goods comply with such Account Debtor's specifications (if any) and have been delivered to such Account Debtor and (ii) such Borrower has possession of, or if reasonably requested by the Administrative Agent has delivered to the Administrative Agent, delivery receipts evidencing such delivery;

                  (b) it (i) is subject to a perfected, first priority Lien in favor of the Administrative Agent or the Security Trustee and (ii) is not subject to any other assignment, claim or Lien;

                  (c) it is a valid, legally enforceable and unconditional obligation of the Account Debtor with respect thereto, and is not subject to the fulfillment of any condition whatsoever or any offset (including any possible right of offset existing by reason of accounts payable owed by such Borrower to such Account Debtor ("Contra Accounts")), counterclaim, credit, allowance, discount, rebate or adjustment by the Account Debtor with respect thereto, or to any claim by such Account Debtor denying liability thereunder in whole or in part and the Account Debtor has not refused to accept and/or has not returned or offered to return any of the goods or services which are the subject of such Account; provided that any Contra Account shall only be ineligible to the extent of that portion of such account which is less than or equal to the amount owed by such Borrower to such Account Debtor; (provided, further (i) that in the event any discount is granted, the Account shall only be ineligible pursuant to this clause (c) to the extent of the same, and (ii) that in the event of any such refusal to accept or return, the Account shall only be ineligible to the extent of the value of the goods not accepted or returned);

                  (d) there is no bankruptcy, insolvency or liquidation proceeding pending by or against the Account Debtor (or any Subsidiary or Affiliate thereof) with respect thereto;

                  (e) the Account Debtor with respect thereto is a resident or citizen of, and is located within, the United States, unless the sale of goods or services giving rise to such Account is on letter of credit, banker's acceptance or other credit support terms reasonably satisfactory to the Administrative Agent; provided, that so long as no Event of Default has occurred and is continuing hereunder, BE Aerospace (an entity organized under the laws of Ireland) shall be an eligible Account Debtor under this clause (e) with respect to Accounts in an aggregate amount not to exceed $1,450,000;

                  (f) it is not an Account arising from a "sale on approval," "sale or return," "consignment" or "bill and hold" or subject to any other repurchase or return agreement;

                  (g) it is not an Account with respect to which possession and/or control of the goods sold giving rise thereto is held, maintained or retained by such Borrower (or by any agent or custodian of such Borrower) for the account of or subject to further and/or future direction from the Account Debtor with respect thereto;

                  (h) it arises in the ordinary course of business of such Borrower;

                  (i) if the Account Debtor is the United States or any department, agency or instrumentality thereof, such Borrower has assigned its right to payment of such Account to the Administrative Agent pursuant to the Assignment of Claims Act of 1940 and evidence (satisfactory to the Administrative Agent) of such assignment shall have been delivered to the Administrative Agent and any other steps necessary to perfect the Administrative Agent's liens thereon have been complied with to the Administrative Agent's satisfaction with respect to such Account;

                  (j) if such Borrower maintains a credit limit for an Account Debtor, the aggregate dollar amount of Accounts due from such Account Debtor, including such Account, does not exceed such credit limit;

                  (k) if the Account is evidenced by chattel paper or an instrument, the originals of such chattel paper or instrument shall have been endorsed and/or assigned and delivered to the Administrative Agent or, in the case of electronic chattel paper, shall be in the control of the Administrative Agent, in each case in a manner satisfactory to the Administrative Agent;

                  (l) such Account is evidenced by an invoice delivered to the related Account Debtor and is not more than 90 days past the original invoice date thereof, in each case according to the original terms of sale;

                  (m) it is not an Account with respect to an Account Debtor that is located in any jurisdiction which has adopted a statute or other requirement with respect to which any Person that obtains business from within such jurisdiction must file a notice of business activities report or make any other required filings in a timely manner in order to enforce its claims in such jurisdiction's courts unless (i) such notice of business activities report has been duly and timely filed or such Borrower is exempt from filing such report and has provided the Administrative Agent with satisfactory evidence of such exemption or (ii) the failure to make such filings may be cured retroactively by such Borrower for a nominal fee;

                  (n) the Account Debtor with respect thereto is not such Borrower or an Affiliate of such Borrower;

                  (o) it is not owed by an Account Debtor with respect to which 25% or more of the aggregate amount of outstanding Accounts owed at such time by such Account Debtor is classified as ineligible under clause (l) of this definition;

                  (p) if the aggregate amount of all Accounts of the Borrowers owed by the Account Debtor thereon exceeds 35% (or, in the case of Thiokol Propulsion (i) 60%, prior to the occurrence of any Event of Default and (ii) 40%, upon the occurrence and during the continuance of any Event of Default hereunder) of the aggregate amount of all Accounts of the Borrowers at such time, then all Accounts owed by such Account Debtor in excess of such amount shall be deemed ineligible; and

                  (q) such Account is not an Account which immediately prior to the issuance of a credit by such Borrower to the applicable Account Debtor was more than 90 days past the original invoice date thereof.

An Account which is at any time an Eligible Domestic Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Domestic Account. Further, with respect to any Account, if the Administrative Agent or the Required Lenders at any time hereafter determine in its or their reasonable discretion that the prospect of payment or performance by the Account Debtor with respect thereto is materially impaired for any reason whatsoever, such Account shall cease to be an Eligible Domestic Account after notice of such determination is given to the Borrower Representative.

         Eligible Domestic Inventory means Inventory of a Domestic Borrower which meets each of the following requirements:

                  (a) it (i) is subject to a perfected, first priority Lien in favor of the Administrative Agent and (ii) is not subject to any other assignment, claim or Lien;

                  (b) it is salable and not slow moving, obsolete or discontinued;

                  (c) it is in the possession and control of such Borrower and it is stored and held in facilities owned by such Borrower or, if such facilities are not so owned, the Administrative Agent is in possession of a Collateral Access Agreement with respect thereto; provided, that until the consummation of the Related Transactions, Inventory located at Bingham's leased properties located at 1514-1520 Taney Street, North Kansas City, MO, 101 Industrial Drive, Forney, TX and 1215 Benton Street, Searcy, AR with a book value of up to $200,000 per location shall not be excluded from "Eligible Domestic Inventory" as a result of Reinhold's failure to deliver Collateral Access Agreements with respect to such properties.

                  (d) it is not Inventory produced in violation of the Fair Labor Standards Act and subject to the "hot goods" provisions contained in Title 29 U.S.C. ss.215;

                  (e) it is not subject to any agreement or license which would restrict the Administrative Agent's or the Security Trustee's ability to sell or otherwise dispose of such Inventory, unless such Inventory consists of finished goods Inventory which has been purchased by such Borrower for the express purpose of fulfilling bona fide purchase orders from the United States or any department, agency or instrumentality thereof, and such Inventory contains proprietary technology, access to which is restricted due to its classified nature;

                  (f) it is located in the United States or in any territory or possession of the United States that has adopted Article 9 of the Uniform Commercial Code;

                  (g) it is not "in transit" to such Borrower or held by such Borrower on consignment;

                  (h) it is not "work-in-progress" or Tooling Inventory (with such Tooling Inventory valued based its net book value for all purposes hereunder);

                  (i) it is not packaging or packaging related materials;

                  (j) it is not identified to any purchase order or contract to the extent progress or advance payments are received with respect to such Inventory;

                  (k) it does not breach any of the representations, warranties or covenants pertaining to Inventory set forth in the Loan Documents; and

                  (l) the Administrative Agent shall not have determined in its discretion that it is unacceptable due to age, type, category, quality, quantity and/or any other reason whatsoever.

Inventory which is at any time Eligible Domestic Inventory but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Domestic Inventory.

         Eligible Foreign Account means an Account owing by an Account Debtor located in the United Kingdom, the United States, Canada or the European Union to a Borrower which is located in the United Kingdom; provided, that such Account meets each of the requirements set forth in clauses (a) through (d) and
(f) through (q) of the definition of "Eligible Domestic Account" and that, at the request of the Administrative Agent, such Accounts are insured pursuant to policies reasonably satisfactory to the Administrative Agent; provided, that until June 30, 2005, the concentration limit set forth in clause (p) of such definition shall be 50% with respect to Accounts owed by the United Kingdom Ministry of Defense to NP Aerospace. An Account which is at any time an Eligible Foreign Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Foreign Account. Further, with respect to any Account, if the Administrative Agent or the Required Lenders at any time hereafter determine in their discretion that the prospect of payment or performance by the Account Debtor with respect thereto is materially impaired for any reason whatsoever, such Account shall cease to be an Eligible Foreign Account after notice of such determination is given to the Borrower Representative. For purposes of this definition, Accounts shall not be deemed to meet the requirement of subsection (i) of clause (a) described above unless the Borrowers shall have executed and delivered to Administrative Agent all Foreign Collateral Documents (which shall include such opinions of counsel as may be requested by the Administrative Agent) in favor of the Administrative Agent and/or Security Trustee as the Administrative Agent and/or Security Trustee may require to obtain and perfect a Lien in such Accounts and the Borrowers shall have taken such other action as the Administrative Agent shall have reasonably requested to create and perfect such Lien.

         Eligible Foreign Inventory means Inventory of a Borrower which is located in the United Kingdom and which meets each of the requirements set forth in clauses (a) through (e) and (g) through (l) of the definition of "Eligible Domestic Inventory"; provided, that Inventory located at NP Aerospace's leased property located at 475 Foleshill Rd., Coventry, England with a book value of up to (pound)200,000 shall not be excluded from "Eligible Foreign Inventory" as a result of NP Aerospace's failure to deliver a Collateral Access Agreement with respect to such property. Inventory which is at any time Eligible Foreign Inventory but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Foreign Inventory. For purposes of this definition, Inventory shall not be deemed to meet the requirement of subsection
(i) of clause (a) described above unless the Borrowers shall have executed and delivered to Administrative Agent all Foreign Collateral Documents (which shall include such opinions of counsel as may be requested by the Agent) in favor of the Administrative Agent and/or Security Trustee as the Administrative Agent and/or Security Trustee may require to obtain and perfect a Lien in such Inventory and the Borrowers shall have taken such other action as the Administrative Agent shall have reasonably requested to create and perfect such Lien.

         Environmental Claims means all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.
         Environmental Laws means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Substance.

         ERISA means the Employee Retirement Income Security Act of 1974, as amended.

         Event of Default means any of the events described in Section 13.1.

         Excess Cash Flow means, for any period, the remainder of (a) EBITDA for such period, minus (b) the sum, without duplication, of (i) scheduled repayments of principal of Term Loans made during such period, plus (ii) voluntary prepayments of the Term Loan pursuant to Section 6.2.1 during such period, plus
(iii) cash payments made in such period with respect to Capital Expenditures, plus (iv) all income taxes paid in cash by the Loan Parties during such period (less any cash refund or cash credits received by the Loan Parties during such period), plus (v) cash Interest Expense of the Loan Parties during such period, plus (vi) cash dividends paid in such period in respect of common stock of Reinhold (to the extent permitted by Section 11.4 hereof).

         Excluded Taxes means taxes based upon, or measured by, the Lender's or Administrative Agent's (or a branch of the Lender's or Administrative Agent's) overall net income, overall net receipts, or overall net profits (including franchise taxes imposed in lieu of such taxes), but only to the extent such taxes are imposed by a taxing authority (a) in a jurisdiction in which such Lender or Administrative Agent is organized, (b) in a jurisdiction which the Lender's or Administrative Agent's principal office is located, or (c) in a jurisdiction in which such Lender's or Administrative Agent's lending office (or branch) in respect of which payments under this Agreement are made is located.

         Federal Funds Rate means, for any day, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent. The Administrative Agent's determination of such rate shall be binding and conclusive absent manifest error.

         Fiscal Quarter means a fiscal quarter of a Fiscal Year.

         Fiscal Year means the fiscal year of the Borrowers and their Subsidiaries, which period shall be the 12-month period ending on December 31 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 2004") refer to the Fiscal Year ending on December 31 of such calendar year.

         Fixed Charge Coverage Ratio means, for any Computation Period, the ratio of (a) the total for such period of EBITDA minus the sum of income taxes paid in cash by the Loan Parties and all unfinanced Capital Expenditures to (b) the sum for such period of (i) cash Interest Expense plus (ii) required payments of principal of Funded Debt (including the Term Loan but excluding the Revolving Loans); provided, that (A) for the Computation Period ending 3/31/05, cash Interest Expense and required payments of principal of Funded Debt shall each be calculated by multiplying such amount (determined for the quarterly period ended 3/31/05) by 4, (B) for the Computation Period ending 6/30/05, cash Interest Expense and required payments of principal of Funded Debt shall each be calculated by multiplying such amount (determined for the six month period ended 6/30/05) by 2 and (C) for the Computation Period ending 9/30/05, cash Interest Expense and required payments of principal of Funded Debt shall each be calculated by multiplying such amount (determined for the nine month period ended 9/30/05) by 4/3.

         Foreign Collateral Documents means all pledge agreements, security agreements, guaranties, debentures, indentures, financing statements, opinions, mortgages, deeds, filings, recordings, notarial instruments, hypothecations and any other agreements or instruments pursuant to which any Borrower, Foreign Subsidiary or other Person grants collateral to the Administrative Agent and/or the Security Trustee for the benefit of the Lenders.

         Foreign Pension Plan means any plan, fund (including, without limitation, any super-annuation fund) or other similar program established or maintained outside of the United States of America by any Loan Party or any Subsidiary of any Loan Party primarily for the benefit of employees of such Loan Party or Subsidiary residing outside the United States of America, which plan, fund, or similar program provides or results in retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which is not subject to ERISA or the Code.

         Foreign Subsidiary means any Subsidiary which is not a Domestic Subsidiary.

         FRB means the Board of Governors of the Federal Reserve System or any successor thereto.

         Funded Debt means, as to any Person, all Debt of such Person that matures more than one year from the date of its creation (or is renewable or extendible, at the option of such Person, to a date more than one year from such date).

         GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession) and the Securities and Exchange Commission, which are applicable to the circumstances as of the date of determination; provided, that, with respect to the financial statements of NP Aerospace and of any other Foreign Subsidiaries (if any) "GAAP" shall mean the generally accepted accounting principles in the relevant foreign jurisdiction which are set forth from time to time in the opinions and pronouncements of the applicable accounting standards board (or similar agency) of such foreign jurisdiction, which are applicable to the circumstances as of the date of determination.

         Group - see Section 2.2.1.

         Guarantor - see Section 16.1.

         Guaranty and Collateral Agreement means the Guaranty and Collateral Agreement dated as of the date hereof executed and delivered by the Loan Parties, which agreement amends, restates and supercedes the Security Agreement and the Pledge Agreement in their entirety, together with any joinders thereto and any other guaranty and collateral agreement executed by a Loan Party, in each case in form and substance satisfactory to the Administrative Agent.

         Guaranteed Liabilities see Section 16.1.

         Hazardous Substances means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, radon gas and mold; (b) any chemicals, materials, pollutants or substances defined as or included in the definition of "hazardous substances", "hazardous waste", "hazardous materials", "extremely hazardous substances", "restricted hazardous waste", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or release of which is prohibited, limited or regulated by any governmental authority or for which any duty or standard of care is imposed pursuant to, any Environmental Law.

         Hedging Agreement means any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement, in each case entered into with LaSalle or any of its Affiliates, and designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

         Hedging Obligation means, with respect to any Person, any liability of such Person under any Hedging Agreement. The amount of any Person's obligation in respect of any Hedging Obligation shall be deemed to be the incremental obligation that would be reflected in the financial statements of such Person in accordance with GAAP.

         Indemnified Liabilities - see Section 15.17.

         Interest Expense means for any period the consolidated interest expense of the Borrowers and their Subsidiaries for such period (including all imputed interest on Capital Leases).

         Interest Period means, as to any LIBOR Loan, the period commencing on the date such Loan is borrowed or continued as, or converted into, a LIBOR Loan and ending on the date one, two or three months thereafter as selected by the Borrowers pursuant to Section 2.2.2 or 2.2.3, as the case may be; provided that:

                           (a) if any Interest Period would otherwise end on a
                  day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                           (b) any Interest Period that begins on a day for
                  which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

                           (c) the Borrowers may not select any Interest Period
                  for a Revolving Loan which would extend beyond the scheduled Termination Date; and

                           (d) the Borrowers may not select any Interest Period
                  for a Term Loan if, after giving effect to such selection, the aggregate principal amount of all Term Loans having Interest Periods ending after any date on which an installment of the Term Loan is scheduled to be repaid would exceed the aggregate principal amount of the Term Loan scheduled to be outstanding after giving effect to such repayment.

         Inventory is defined in the Guaranty and Collateral Agreement.

         Investment means, with respect to any Person, any investment in another Person, whether by acquisition of any debt or Capital Security, by making any loan or advance, by becoming obligated with respect to a Contingent Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business) or by making an Acquisition.

         Issuing Lender means LaSalle, in its capacity as the issuer of Letters of Credit hereunder, or any Affiliate of LaSalle that may from time to time issue Letters of Credit, and their successors and assigns in such capacity.

         LaSalle - see the Preamble.

         L/C Application means, with respect to any request for the issuance of a Letter of Credit, a letter of credit application in the form being used by the Issuing Lender at the time of such request for the type of letter of credit requested.

         L/C Fee Rate - see the definition of Applicable Margin.

         Lender - see the Preamble. References to the "Lenders" shall include the Issuing Lender; for purposes of clarification only, to the extent that LaSalle (or any successor Issuing Lender) may have any rights or obligations in addition to those of the other Lenders due to its status as Issuing Lender, its status as such will be specifically referenced. In addition to the foregoing, for the purpose of identifying the Persons entitled to share in the Collateral and the proceeds thereof under, and in accordance with the provisions of, this Agreement and the Collateral Documents, the term "Lender" shall include Affiliates of a Lender providing a Bank Product.

         Lender Party - see Section 16.1.

         Letter of Credit - see Section 2.1.3.

         LIBOR Loan means any Loan which bears interest at a rate determined by reference to the LIBOR Rate.

         LIBOR Margin - see the definition of Applicable Margin.

         LIBOR Office means with respect to any Lender the office or offices of such Lender which shall be making or maintaining the LIBOR Loans of such Lender hereunder. A LIBOR Office of any Lender may be, at the option of such Lender, either a domestic or foreign office.

         LIBOR Rate means a rate of interest equal to (a) the per annum rate of interest at which United States dollar deposits in an amount comparable to the amount of the relevant LIBOR Loan and for a period equal to the relevant Interest Period are offered in the London Interbank Eurodollar market at 11:00 A.M. (London time) two (2) Business Days prior to the commencement of such Interest Period (or three (3) Business Days prior to the commencement of such Interest Period if banks in London, England were not open and dealing in offshore United States dollars on such second preceding Business Day), as displayed in the Bloomberg Financial Markets system (or other authoritative source selected by the Administrative Agent in its sole discretion) or, if the Bloomberg Financial Markets system or another authoritative source is not available, as the LIBOR Rate is otherwise determined by the Administrative Agent in its sole and absolute discretion, divided by (b) a number determined by subtracting from 1.00 the then stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), such rate to remain fixed for such Interest Period. The Administrative Agent's determination of the LIBOR Rate shall be conclusive, absent manifest error.

         Lien means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including an interest in respect of a Capital Lease) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

         Loan Documents means this Agreement, the Notes, the Letters of Credit, the Master Letter of Credit Agreement, the L/C Applications, the Agent Fee Letter, the Collateral Documents and all documents, instruments and agreements delivered in connection with the foregoing.

         Loan Party means, without duplication, each Borrower and each Subsidiary of each Borrower.

         Loan or Loans means, as the context may require, Revolving Loans and/or the Term Loan.

         Mandatory Prepayment Event - see Section 6.2.2(a).

         Margin Stock means any "margin stock" as defined in Regulation U.

         Master Letter of Credit Agreement means, at any time, with respect to the issuance of Letters of Credit, a master letter of credit agreement or reimbursement agreement in the form, if any, being used by the Issuing Lender at such time.

         Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business, properties or prospects of the Loan Parties taken as a whole, (b) a material impairment of the ability of any Loan Party to perform any of the Obligations under any Loan Document or (c) a material adverse effect upon any substantial portion of the collateral under the Collateral Documents or upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document.

         Minuteman Agreement means, collectively, the Long-Term Pricing Agreement dated as of October 26, 2000 between Thiokol Propulsion ("Thiokol") and Reinhold together with any purchase orders delivered from time to time in connection therewith.

         Mortgage means a mortgage, deed of trust, leasehold mortgage or similar instrument granting the Administrative Agent a Lien on real property of any Loan Party.

         Multiemployer Pension Plan means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which any Borrower or any other member of the Controlled Group may have any liability.

         Net Cash Proceeds means:

     (a) with respect to any Asset Disposition, the aggregate cash proceeds (including cash proceeds received pursuant to policies of insurance or by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by any Loan Party pursuant to such Asset Disposition net of (i) the direct costs relating to such sale, transfer or other disposition (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by the Borrowers to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (iii) amounts required to be applied to the repayment of any Debt secured by a Lien on the asset subject to such Asset Disposition (other than the Loans);

         (b) with respect to any issuance of Capital Securities, the aggregate cash proceeds received by any Loan Party pursuant to such issuance, net of the direct costs relating to such issuance (including sales and underwriters' commissions); and

         (c) with respect to any issuance of Debt, the aggregate cash proceeds received by any Loan Party pursuant to such issuance, net of the direct costs of such issuance (including up-front, underwriters' and placement fees).

         Non-U.S. Participant - see Section 7.6(d).

         Non-Use Fee Rate - see the definition of Applicable Margin.

         Note means a promissory note substantially in the form of Exhibit A.

         Notice of Borrowing - see Section 2.2.2.

         Notice of Conversion/Continuation - see Section 2.2.3.

         NP Aerospace - see Preamble.

         Obligations means all obligations (monetary (including post-petition interest, allowed or not) or otherwise) of any Loan Party under this Agreement and any other Loan Document including Attorney Costs and any reimbursement obligations of each Loan Party in respect of Letters of Credit and surety bonds, all Hedging Obligations permitted hereunder, and all Bank Products Obligations, all in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

         OFAC - see Section 10.4.

         Operating Lease means any lease of (or other agreement conveying the right to use) any real or personal property by any Loan Party, as lessee, other than any Capital Lease.

         PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         Participant - see Section 15.6.2.

         Pension Plan means a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA or the minimum funding standards of ERISA (other than a Multiemployer Pension Plan), and as to which the Borrowers or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA; provided, however, that solely for purposes of Section 10.1.7 and
10.7 hereof "Pension Plan" shall not include any plan after it is no longer sponsored by any Loan Party or any member of the Controlled Group.

         Perfection Certificate means a perfection certificate executed and delivered to the Administrative Agent by a Loan Party.

         Permitted Lien means a Lien expressly permitted hereunder pursuant to
Section 11.2.

         Person means any natural person, corporation, partnership, trust, limited liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

         Pledge Agreement means that certain Pledge Agreement dated as of March 21, 2002 between Reinhold and the Administrative Agent.

         Prime Rate means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its prime rate (whether or not such rate is actually charged by the Administrative Agent), which is not intended to be the Administrative Agent's lowest or most favorable rate of interest at any one time. Any change in the Prime Rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change; provided that the Administrative Agent shall not be obligated to give notice of any change in the Prime Rate.

         Pro Rata Share means:

     (a) with respect to a Lender's obligation to make Revolving Loans, participate in Letters of Credit, reimburse the Issuing Lender, and receive payments of principal, interest, fees, costs, and expenses with respect thereto,
(x) prior to the Revolving Commitment being terminated or reduced to zero, the percentage obtained by dividing (i) such Lender's Revolving Commitment, by (ii) the aggregate Revolving Commitment of all Lenders and (y) from and after the time the Revolving Commitment has been terminated or reduced to zero, the percentage obtained by dividing (i) the aggregate unpaid principal amount of such Lender's Revolving Outstandings by (ii) the aggregate unpaid principal amount of all Revolving Outstandings;
         (b) with respect to a Lender's obligation to make a Term Loan and receive payments of interest, fees, and principal with respect thereto, (x) prior to the making of the Term Loans, the percentage obtained by dividing (i) such Lender's Term Loan Commitment, by (ii) the aggregate amount of all Lenders' Term Loan Commitments, and (y) from and after the making of the Term Loans, the percentage obtained by dividing (i) the principal amount of such Lender's Term Loan by (ii) the principal amount of all Term Loans of all Lenders; and

     (c) with respect to all other matters as to a particular Lender, the percentage obtained by dividing (i) such Lender's Revolving Commitment plus such Lender's Term Loan Commitment, by ---- (ii) the aggregate amount of Revolving Commitment of all Lenders plus the Term Loan Commitment ---- of all Lenders; provided that in the event the Commitments have been terminated or reduced to -------- zero, Pro Rata Share shall be the percentage obtained by dividing (A) the principal amount of such Lender's Revolving Outstandings plus the unpaid principal amount of such Lender's Term ---- Loan by (B) the principal amount of all outstanding Revolving Outstandings plus the unpaid ---- principal amount of all Term Loans of all Lenders.

         Reduced Dividend Amount means for any relevant Computation Period in which the Fixed Charge Coverage Ratio is less than 1.50 to 1.00 (or 1.45 to 1.00 for the Computation Periods ending 3/31/05 and 6/30/05), (a) the lesser of (I) $1,700,000 and (II) $0.50 multiplied by the number of shares of common stock of Reinhold outstanding in the relevant period minus (b) the amount which when added to the numerator of the definition of Fixed Charge Coverage Ratio would cause such ratio to equal 1.50 to 1.00 (or 1.45 to 1.00 for the Computation Periods ending 3/31/05 and 6/30/05).

         Regulation D means Regulation D of the FRB.

         Regulation U means Regulation U of the FRB.

         Reinhold - see Preamble.

     Related Agreements means the draft Asset Purchase Agreement dated as of December 3, 2004 among Samuel ------------------- Bingham Enterprises, Inc., Reinhold and Finzer Roller, L.L.C. with respect to the sale of all or substantially all of the assets of Samuel Bingham Enterprises, Inc.

         Related Transactions means the transactions contemplated by the Related Agreements.

         Replacement Lender - see Section 8.7(b).

         Reportable Event means a reportable event as defined in Section 4043 of ERISA and the regulations issued thereunder as to which the PBGC has not waived the notification requirement of Section 4043(a), or the failure of a Pension Plan to meet the minimum funding standards of Section 412 of the Code (without regard to whether the Pension Plan is a plan described in Section 4021(a)(2) of ERISA) or under Section 302 of ERISA.

         Required Lenders means, at any time, Lenders whose Pro Rata Shares exceed 51% as determined pursuant to clause (c) of the definition of "Pro Rata Share".

         Restatement Date - see Section 12.1.

         Revolving Commitment means $12,000,000, as reduced from time to time pursuant to Section 6.1.

         Revolving Loan - see Section 2.1.1.

         Revolving Loan Availability means the lesser of (i) the Revolving Commitment and (ii) the Borrowing Base.

         Revolving Outstandings means, at any time, the sum of (a) the aggregate principal amount of all outstanding Revolving Loans, plus (b) the Stated Amount of all Letters of Credit.

         SEC means the Securities and Exchange Commission or any other governmental authority succeeding to any of the principal functions thereof.

         Security Agreement means that certain Security Agreement dated as of March 21, 2002 among Reinhold, NP Aerospace, Samuel Bingham Enterprises, Inc. and the Administrative Agent.

         Security Trustee - see Preamble.

         Senior Officer means, with respect to any Loan Party, any of the chief executive officer, the chief financial officer, the chief operating officer or the treasurer of such Loan Party.

         Stated Amount means, with respect to any Letter of Credit at any date of determination, (a) the maximum aggregate amount available for drawing thereunder under any and all circumstances plus (b) the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit.

         Subordinated Debt means any unsecured Debt of the Borrowers which has subordination terms, covenants, pricing and other terms which have been approved in writing, in advance by the Required Lenders.

         Subordinated Debt Documents means all documents and instruments relating to the Subordinated Debt and all amendments and modifications thereof approved by the Administrative Agent.

         Subsidiary means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, such number of outstanding Capital Securities as have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Borrowers.

         Taxes means any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing, but excluding Excluded Taxes.

         Term Loan Commitment means $24,500,000.

         Term Loans - see Section 2.1.2.

         Term Loan Maturity Date means the earlier of (a) December 31, 2009 or
(b) the Termination Date.

         Termination Date means the earlier to occur of (a) December 31, 2009 or
(b) such other date on which the Commitments terminate pursuant to Section 6 or 13.

         Termination Event means, with respect to a Pension Plan that is subject to Title IV of ERISA, (a) a Reportable Event, (b) the withdrawal of a Borrower or any other member of the Controlled Group from such Pension Plan during a plan year in which such Borrower or any other member of the Controlled Group was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4069(f) of ERISA, (c) the termination of such Pension Plan, the filing of a notice of intent to terminate the Pension Plan or the treatment of an amendment of such Pension Plan as a termination under Section 4041 of ERISA, (d) the institution by the PBGC of proceedings to terminate such Pension Plan or (e) any event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, such Pension Plan.

         Tooling Inventory means tooling inventory of a Borrower owned and/or produced by such Borrower and utilized in connection with such Borrower's production of goods for its customers.

         Total Debt means all Debt of the Borrowers and their Subsidiaries, determined on a consolidated basis, excluding (a) contingent obligations in respect of Contingent Liabilities (except to the extent constituting Contingent Liabilities in respect of Debt of a Person other than any Loan Party), (b) Hedging Obligations, and (c) Debt of any Borrower to its Subsidiaries, or of any Subsidiary to a Borrower, and Debt of any Borrower to such Borrower or to other Subsidiaries.

         Total Debt to EBITDA Ratio means, as of the last day of any Fiscal Quarter, the ratio of (a) Total Debt as of such day to (b) EBITDA for the Computation Period ending on such day.

         Total Plan Liability means, at any time, the present value of all vested and unvested accrued benefits under all Pension Plans, determined as of the then most recent valuation date for each Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.

         Trust Property means all or any of the assets, rights, powers, authorities and discretions at any time subject to or expressed to be subject to the security from time to time constituted by or arising pursuant to the Collateral Documents or vested in the Security Trustee or given under or pursuant to the Collateral Documents including all income and other sums at any time received or receivable by the Security Trustee in respect thereof.

         type - see Section 2.2.1.

         UCC is defined in the Guaranty and Collateral Agreement.

         Unfunded Liability means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Pension Plans exceeds the fair market value of all assets allocable to those benefits, all determined as of the then most recent valuation date for each Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.

         Unmatured Event of Default means any event that, if it continues uncured, will, with lapse of time or notice or both, constitute an Event of Default.

         Valley Forge Litigation - means the lawsuit against one or more of the Loan Parties by the National Park Service relating to certain environmental liabilities at the Valley Forge National Historical Park Site in Pennsylvania.

         Withholding Certificate - see Section 7.6(d).

         Wholly-Owned Subsidiary means, as to any Person, a Subsidiary all of the Capital Securities of which (except directors' qualifying Capital Securities) are at the time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person.

     1.2 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the ------------------------------- singular and plural forms of the defined terms.

(b) Section, Annex, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c) The term "including" is not limiting and means "including without limitation."

(d) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

(e) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

(f) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

(g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Borrowers, the Lenders and the other parties thereto and are the products of all parties. Accordingly, they shall not be construed against the Administrative Agent or the Lenders merely because of the Administrative Agent's or Lenders' involvement in their preparation.

     SECTION 2 COMMITMENTS OF THE LENDERS; BORROWING, CONVERSION AND LETTER OF CREDIT PROCEDURES.

2.1 Commitments. On and subject to the terms and conditions of this Agreement, each of the Lenders, severally and for itself alone, agrees to make loans to, and to issue or participate in letters of credit for the account of, the Borrowers as follows:

2.1.1 Revolving Loan Commitment. Each Lender with a Revolving Loan Commitment agrees to make loans on a revolving basis ("Revolving Loans") from time to time until the Termination Date in such Lender's Pro Rata Share of such aggregate amounts as the Borrower Representative may request from all Lenders; provided that the Revolving Outstandings will not at any time exceed Revolving Loan Availability.

2.1.2 Term Loan Commitment. Each Lender with a Term Loan Commitment agrees to make a loan to the Borrowers (each such loan, a "Term Loan") on the Restatement Date in such Lender's Pro Rata Share of the Term Loan Commitment. The Commitments of the Lenders to make Term Loans shall expire concurrently with the making of the Term Loans on the Restatement Date.

2.1.3 L/C Commitment. Subject to Section 2.3.1, the Issuing Lender agrees to issue letters of credit, in each case containing such terms and conditions as are permitted by this Agreement and are reasonably satisfactory to the Issuing Lender (each, a "Letter of Credit"), at the request of the Borrower Representative and for the account of either Borrower from time to time before the Termination Date and, as more fully set forth in Section 2.3.2, each Lender agrees to purchase a participation in each such Letter of Credit; provided that
(a) the aggregate Stated Amount of all Letters of Credit shall not at any time exceed $2,000,000 and (b) the Revolving Outstandings shall not at any time exceed Revolving Loan Availability.

2.2      Loan Procedures.

2.2.1 Various Types of Loans. Each Revolving Loan shall be, and each Term Loan may be divided into tranches which are, either a Base Rate Loan or a LIBOR Loan (each a "type" of Loan), as the Borrower Representative shall specify in the related notice of borrowing or conversion pursuant to Section 2.2.2 or 2.2.3. LIBOR Loans having the same Interest Period are sometimes called a "Group" or collectively "Groups". Base Rate Loans and LIBOR Loans may be outstanding at the same time, provided that not more than four (4) different Groups of LIBOR Loans shall be outstanding at any one time. All borrowings, conversions and repayments of Revolving Loans shall be effected so that each Lender will have a ratable share (according to its Pro Rata Share) of all types and Groups of Loans.

2.2.2 Borrowing Procedures. The Borrower Representative shall give written notice (each such written notice, a "Notice of Borrowing") substantially in the form of Exhibit E or telephonic notice (followed immediately by a Notice of Borrowing) to the Administrative Agent of each proposed borrowing not later than
(a) in the case of a Base Rate borrowing, 11:00 A.M., Chicago time, on the proposed date of such borrowing, and (b) in the case of a LIBOR borrowing, 11:00 A.M., Chicago time, at least three Business Days prior to the proposed date of such borrowing. Each such notice shall be effective upon receipt by the Administrative Agent, shall be irrevocable, and shall specify the date, amount and type of borrowing and, in the case of a LIBOR borrowing, the initial Interest Period therefor. Promptly upon receipt of such notice, the Administrative Agent shall advise each Lender thereof. Not later than 1:00 P.M., Chicago time, on the date of a proposed borrowing, each Lender shall provide the Administrative Agent at the office specified by the Administrative Agent with immediately available funds covering such Lender's Pro Rata Share of such borrowing and, so long as the Administrative Agent has not received written notice that the conditions precedent set forth in Section 12 with respect to such borrowing have not been satisfied, the Administrative Agent shall pay over the funds received by the Administrative Agent to the applicable Borrower on the requested borrowing date. Each borrowing shall be on a Business Day. Each Base Rate borrowing shall be in an aggregate amount of at least $100,000 or a higher integral multiple of $100,000, and each LIBOR borrowing shall be in an aggregate amount of at least $500,000 or a higher integral multiple of at least $100,000.

2.2.3 Conversion and Continuation Procedures. (a) Subject to Section 2.2.1, the Borrower Representative may, upon irrevocable written notice to the Administrative Agent in accordance with clause (b) below:

(A) elect, as of any Business Day, to convert any Loans (or any part thereof in an aggregate amount not less than $500,000 or a higher integral multiple of $100,000) into Loans of the other type; or

(B) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Loans having Interest Periods expiring on such day (or any part thereof in an aggregate amount not less than $500,000 or a higher integral multiple of $100,000) for a new Interest Period;

provided that after giving effect to any prepayment, conversion or continuation, the aggregate principal amount of each Group of LIBOR Loans shall be at least $500,000 and an integral multiple of $100,000.

(b) The Borrower Representative shall give written notice (each such written notice, a "Notice of Conversion/Continuation") substantially in the form of Exhibit F or telephonic notice (followed immediately by a Notice of Conversion/Continuation) to the Administrative Agent of each proposed conversion or continuation not later than (i) in the case of conversion into Base Rate Loans, 11:00 A.M., Chicago time, on the proposed date of such conversion and
(ii) in the case of conversion into or continuation of LIBOR Loans, 11:00 A.M., Chicago time, at least three Business Days prior to the proposed date of such conversion or continuation, specifying in each case:

(A) the proposed date of conversion or continuation;

(B) the aggregate amount of Loans to be converted or continued;

(C) the type of Loans resulting from the proposed conversion or continuation;
and

(D) in the case of conversion into, or continuation of, LIBOR Loans, the duration of the requested Interest Period therefor.

(c) If upon the expiration of any Interest Period applicable to LIBOR Loans, the Borrower Representative has failed to timely select a new Interest Period to be applicable to such LIBOR Loans, the Borrowers shall be deemed to have elected to convert such LIBOR Loans into Base Rate Loans effective on the last day of such Interest Period.

(d) The Administrative Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation pursuant to this Section 2.2.3 or, if no timely notice is provided by the Borrower Representative, of the details of any automatic conversion.

(e) Any conversion of a LIBOR Loan on a day other than the last day of an Interest Period therefor shall be subject to Section 8.4.

2.2.4 Appointment of Borrower Representative. Each Borrower hereby designates Reinhold as its representative and agent on its behalf for the purposes of issuing notices hereunder, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or the Borrowers under the Loan Documents. The Borrower Representative hereby accepts such appointment. The Administrative Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from the Chief Executive Officer, Chief Financial Officer or Controller of the Borrower Representative as a notice or communication from all of the Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or the Borrowers hereunder to the Borrower Representative on behalf of such Borrower or the Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by the Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

2.3      Letter of Credit Procedures.

2.3.1 L/C Applications. The Borrowers shall execute and deliver to the Issuing Lender the Master Letter of Credit Agreement from time to time in effect. The Borrower Representative (on behalf of the applicable Borrower) shall give notice to the Administrative Agent and the Issuing Lender of the proposed issuance of each Letter of Credit on a Business Day which is at least three Business Days (or such lesser number of days as the Administrative Agent and the Issuing Lender shall agree in any particular instance in their sole discretion) prior to the proposed date of issuance of such Letter of Credit. Each such notice shall be accompanied by an L/C Application, duly executed by the Borrower Representative (on behalf of the applicable Borrower) and in all respects satisfactory to the Administrative Agent and the Issuing Lender, together with such other documentation as the Administrative Agent or the Issuing Lender may request in support thereof, it being understood that each L/C Application shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, the expiration date of such Letter of Credit (which shall not be later than the earlier to occur of (x) one year after the issuance thereof and
(y) the scheduled Termination Date) and whether such Letter of Credit is to be transferable in whole or in part. So long as the Issuing Lender has not received written notice that the conditions precedent set forth in Section 12 with respect to the issuance of such Letter of Credit have not been satisfied, the Issuing Lender shall issue such Letter of Credit on the requested issuance date. The Issuing Lender shall promptly advise the Administrative Agent of the issuance of each Letter of Credit and of any amendment thereto, extension thereof or event or circumstance changing the amount available for drawing thereunder. In the event of any inconsistency between the terms of the Master Letter of Credit Agreement, any L/C Application and the terms of this Agreement, the terms of this Agreement shall control.

2.3.2 Participations in Letters of Credit. Concurrently with the issuance of each Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each Lender with a Revolving Loan Commitment, and each such Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Pro Rata Share, in such Letter of Credit and the Borrowers' reimbursement obligations with respect thereto. If the Borrowers do not pay any reimbursement obligation when due, the Borrowers shall be deemed to have immediately requested that the Lenders make a Revolving Loan which is a Base Rate Loan in a principal amount equal to such reimbursement obligations. The Administrative Agent shall promptly notify such Lenders of such deemed request and, without the necessity of compliance with the requirements of Section 2.2.2, 12.2 or otherwise such Lender shall make available to the Administrative Agent its Pro Rata Share of such Loan. The proceeds of such Loan shall be paid over by the Administrative Agent to the Issuing Lender for the account of the Borrowers in satisfaction of such reimbursement obligations. For the purposes of this Agreement, the unparticipated portion of each Letter of Credit shall be deemed to be the Issuing Lender's "participation" therein. The Issuing Lender hereby agrees, upon request of the Administrative Agent or any Lender, to deliver to the Administrative Agent or such Lender a list of all outstanding Letters of Credit issued by the Issuing Lender, together with such information related thereto as the Administrative Agent or such Lender may reasonably request.

2.3.3 Reimbursement Obligations. (a) Each Borrower hereby unconditionally and irrevocably agrees to reimburse the Issuing Lender for each payment or disbursement made by the Issuing Lender under any Letter of Credit honoring any demand for payment made by the beneficiary thereunder, in each case on the date that such payment or disbursement is made. Any amount not reimbursed on the date of such payment or disbursement shall bear interest from the date of such payment or disbursement to the date that the Issuing Lender is reimbursed by the Borrowers therefor, payable on demand, at a rate per annum equal to the Base Rate from time to time in effect plus the Base Rate Margin from time to time in effect plus, beginning on the third Business Day after receipt of notice from the Issuing Lender of such payment or disbursement, 2%. The Issuing Lender shall notify the Borrower Representative and the Administrative Agent whenever any demand for payment is made under any Letter of Credit by the beneficiary thereunder; provided that the failure of the Issuing Lender to so notify the Borrower Representative shall not affect the rights of the Issuing Lender or the Lenders in any manner whatsoever.

(b) The Borrowers' reimbursement obligations hereunder shall be irrevocable and unconditional under all circumstances, including (i) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, (ii) the existence of any claim, set-off, defense or other right which any Loan Party may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Lender, any Lender or any other Person, whether in connection with any Letter of Credit, this Agreement, any other Loan Document, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Loan Party and the beneficiary named in any Letter of Credit), (iii) the validity, sufficiency or genuineness of any document which the Issuing Lender has determined complies on its face with the terms of the applicable Letter of Credit, even if such document should later prove to have been forged, fraudulent, invalid or insufficient in any respect or any statement therein shall have been untrue or inaccurate in any respect, or (iv) the surrender or impairment of any security for the performance or observance of any of the terms hereof. Without limiting the foregoing, no action or omission whatsoever by the Administrative Agent or any Lender (excluding any Lender in its capacity as the Issuing Lender) under or in connection with any Letter of Credit or any related matters shall result in any liability of the Administrative Agent or any Lender to any Borrower, or relieve a Borrower of any of its obligations hereunder to any such Person.

2.3.4 Funding by Lenders to Issuing Lender. If the Issuing Lender makes any payment or disbursement under any Letter of Credit and (a) the Borrowers have not reimbursed the Issuing Lender in full for such payment or disbursement by 11:00 A.M., Chicago time, on the date of such payment or disbursement, (b) a Revolving Loan may not be made in accordance with Section 2.3.2 or (c) any reimbursement received by the Issuing Lender from the Borrowers is or must be returned or rescinded upon or during any bankruptcy or reorganization of a Borrower or otherwise, each other Lender with a Revolving Loan Commitment shall be obligated to pay to the Administrative Agent for the account of the Issuing Lender, in full or partial payment of the purchase price of its participation in such Letter of Credit, its Pro Rata Share of such payment or disbursement (but no such payment shall diminish the obligations of the Borrowers under Section 2.3.3), and, upon notice from the Issuing Lender, the Administrative Agent shall promptly notify each other Lender thereof. Each other Lender irrevocably and unconditionally agrees to so pay to the Administrative Agent in immediately available funds for the Issuing Lender's account the amount of such other Lender's Pro Rata Share of such payment or disbursement. If and to the extent any Lender shall not have made such amount available to the Administrative Agent by 2:00 P.M., Chicago time, on the Business Day on which such Lender receives notice from the Administrative Agent of such payment or disbursement (it being understood that any such notice received after noon, Chicago time, on any Business Day shall be deemed to have been received on the next following Business Day), such Lender agrees to pay interest on such amount to the Administrative Agent for the Issuing Lender's account forthwith on demand, for each day from the date such amount was to have been delivered to the Administrative Agent to the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Federal Funds Rate from time to time in effect and (b) thereafter, the Base Rate from time to time in effect. Any Lender's failure to make available to the Administrative Agent its Pro Rata Share of any such payment or disbursement shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent such other Lender's Pro Rata Share of such payment, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent such other Lender's Pro Rata Share of any such payment or disbursement.

2.4 Commitments Several. The failure of any Lender to make a requested Loan on any date shall not relieve any other Lender of its obligation (if any) to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender.

2.5 Certain Conditions. Notwithstanding any other provision of this Agreement, no Lender shall have an obligation to make any Loan, or to permit the continuation of or any conversion into any LIBOR Loan, and the Issuing Lender shall not have any obligation to issue any Letter of Credit, if an Event of Default or Unmatured Event of Default exists.

2.6 Joint and Several Nature of Loans. All Loans to each Borrower and all of the other obligations (monetary or otherwise) of each Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation for which the Borrowers are jointly and severally obligated, which obligation shall be secured, until the Termination Date, by all of the Borrowers' Collateral; provided that the liability of any Borrower under this Agreement or any other Loan Document shall be limited to the maximum amount of the obligations for which such Borrower may be liable (after giving effect to rights of contribution of such Borrower from its Affiliates) without violating any applicable fraudulent conveyance or fraudulent transfer law.

SECTION 3         EVIDENCING OF LOANS.

3.1 Notes. The Loans of each Lender shall be evidenced by a Note, with appropriate insertions, payable to the order of such Lender in a face principal amount equal to the sum of such Lender's Revolving Loan Commitment plus the principal amount of such Lender's Term Loans.

3.2 Recordkeeping. The Administrative Agent, on behalf of each Lender, shall record in its records, the date and amount of each Loan made by each Lender, each repayment or conversion thereof and, in the case of each LIBOR Loan, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttably presumptive evidence of the principal amount of the Loans owing and unpaid. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the Obligations of the Borrowers hereunder or under any Note to repay the principal amount of the Loans hereunder, together with all interest accruing thereon.

SECTION 4         INTEREST.

     4.1 Interest Rates. Each Borrower promises to pay interest on the unpaid principal amount of each Loan for -------------- the period commencing on the date of such Loan until such Loan is paid in full as follows:

(a) at all times while such Loan is a Base Rate Loan, at a rate per annum equal to the sum of the Base Rate from time to time in effect plus the Base Rate Margin from time to time in effect; and

(b) at all times while such Loan is a LIBOR Loan, at a rate per annum equal to the sum of the LIBOR Rate applicable to each Interest Period for such Loan plus the LIBOR Margin from time to time in effect;

provided that at any time an Event of Default exists, if requested by the Required Lenders, the interest rate applicable to each Loan shall be increased by 2% (and, in the case of Obligations not bearing interest, such Obligations shall bear interest at the Base Rate applicable to Revolving Loans plus 2%), provided further that such increase may thereafter be rescinded by the Required Lenders, notwithstanding Section 15.1. Notwithstanding the foregoing, upon the occurrence of an Event of Default under Section 13.1.1 or 13.1.4, such increase shall occur automatically.

4.2 Interest Payment Dates. Accrued interest on each Base Rate Loan shall be payable in arrears on the last day of each calendar month and at maturity. Accrued interest on each LIBOR Loan shall be payable on the last day of each Interest Period relating to such Loan, upon a prepayment of such Loan, and at maturity. After maturity, and at any time an Event of Default exists, accrued interest on all Loans shall be payable on demand.

4.3 Setting and Notice of LIBOR Rates. The applicable LIBOR Rate for each Interest Period shall be determined by the Administrative Agent, and notice thereof shall be given by the Administrative Agent promptly to the Borrower Representative and each Lender. Each determination of the applicable LIBOR Rate by the Administrative Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Administrative Agent shall, upon written request of the Borrower Representative or any Lender, deliver to the Borrower Representative or such Lender a statement showing the computations used by the Administrative Agent in determining any applicable LIBOR Rate hereunder.

4.4 Computation of Interest. Interest shall be computed for the actual number of days elapsed on the basis of a year of 360 days. The applicable interest rate for each Base Rate Loan shall change simultaneously with each change in the Base Rate.

SECTION 5         FEES.

5.1 Non-Use Fee. The Borrowers agree to pay to the Administrative Agent for the account of each Lender a non-use fee, for the period from the Restatement Date to the Termination Date, at the Non-Use Fee Rate in effect from time to time of such Lender's Pro Rata Share (as adjusted from time to time) of the unused amount of the Revolving Commitment. For purposes of calculating usage under this Section, the Revolving Commitment shall be deemed used to the extent of Revolving Outstandings. Such non-use fee shall be payable in arrears on the last day of each calendar month and on the Termination Date for any period then ending for which such non-use fee shall not have previously been paid. The non-use fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

5.2 Letter of Credit Fees. (a) The Borrowers agree to pay to the Administrative Agent for the account of each Lender a letter of credit fee for each Letter of Credit equal to the L/C Fee Rate in effect from time to time of such Lender's Pro Rata Share (as adjusted from time to time) of the undrawn amount of such Letter of Credit (computed for the actual number of days elapsed on the basis of a year of 360 days); provided that, if requested by the Required Lenders, the rate applicable to each Letter of Credit shall be increased by 3% at any time that an Event of Default exists. Such letter of credit fee shall be payable in arrears on the last day of each calendar month and on the Termination Date (or such later date on which such Letter of Credit expires or is terminated) for the period from the date of the issuance of each Letter of Credit (or the last day on which the letter of credit fee was paid with respect thereto) to the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated.

(b) In addition, with respect to each Letter of Credit, the Borrowers agree to pay to the Issuing Lender, for its own account, (i) such fees and expenses as the Issuing Lender customarily requires in connection with the issuance, negotiation, processing and/or administration of letters of credit in similar situations (but excluding fees otherwise payable under Section 5.2(a)) and (ii) a letter of credit fronting fee in the amount and at the times agreed to by the Borrowers and the Issuing Lender.

5.3 Administrative Agent's Fees. (a) The Borrowers agree to pay to the Administrative Agent such agent's fees as are mutually agreed to from time to time by the Borrowers and the Administrative Agent including the fees set forth in the Agent Fee Letter.

(b) The Borrowers agree to pay to the Administrative Agent for the account of each Lender (including, for the avoidance of doubt, LaSalle in its capacity as a Lender) a closing fee in the amount equal to 1.0% multiplied by each such Lender's Commitment.

SECTION 6     REDUCTION OR TERMINATION OF THE REVOLVING COMMITMENT; PREPAYMENTS.

6.1      Reduction or Termination of the Revolving Commitment.
         ----------------------------------------------------

6.1.1 Voluntary Reduction or Termination of the Revolving Commitment. The Borrowers may from time to time on at least five Business Days' prior written notice received by the Administrative Agent (which shall promptly advise each Lender thereof) permanently reduce the Revolving Commitment to an amount not less than the Revolving Outstandings. Any such reduction shall be in an amount not less than $500,000 or a higher integral multiple of $100,000. Concurrently with any reduction of the Revolving Commitment to zero, the Borrowers shall pay all interest on the Revolving Loans, all non-use fees and all letter of credit fees and shall Cash Collateralize in full all obligations arising with respect to the Letters of Credit.

6.1.2 Mandatory Reductions of Revolving Commitment. On the date of any Mandatory Prepayment Event, the Revolving Commitment shall be permanently reduced by an amount (if any) equal to the Designated Proceeds of such Mandatory Prepayment Event over the amount (if any) applied to prepay Term Loans pursuant to Section 6.2.2.

6.1.3 All Reductions of the Revolving Commitment. All reductions of the Revolving Commitment shall reduce the Commitments ratably among the Lenders according to their respective Pro Rata Shares.

6.2      Prepayments.

6.2.1 Voluntary Prepayments. The Borrowers may from time to time prepay the Loans in whole or in part; provided that the Borrower Representative shall give the Administrative Agent (which shall promptly advise each Lender) notice thereof not later than 11:00 A.M., Chicago time, on the day of such prepayment (which shall be a Business Day), specifying the Loans to be prepaid and the date and amount of prepayment.

         6.2.2    Mandatory Prepayments.

(a) The Borrowers shall make a prepayment of the Term Loan until paid in full upon the occurrence of any of the following (each a "Mandatory Prepayment Event") at the following times and in the following amounts (such applicable amounts being referred to as "Designated Proceeds"):

                  (i) Concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any Asset Disposition, in an amount equal to 100% of such Net Cash Proceeds, but only if such Net Cash Proceeds exceed $300,000 in any Fiscal Year (and then only to the extent of such excess); provided, that any mandatory prepayment made in connection with the sale of all or substantially all of the assets of Samuel Bingham Enterprises, Inc. shall equal $2,500,000.

                  (ii) Concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any issuance of Capital Securities of any Loan Party (excluding (x) any issuance of Capital Securities pursuant to any employee or director option program, benefit plan or compensation program and (y) any issuance by a Subsidiary to a Borrower or another Subsidiary), in an amount equal to 100% of such Net Cash Proceeds, but only if such Net Cash Proceeds exceed $300,000 in any Fiscal Year (and then only to the extent of such excess).

                  (iii) Concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any issuance of any Debt of any Loan Party (excluding Debt permitted by clauses (a) through (f) of Section 11.1), in an amount equal to 100% of such Net Cash Proceeds.

     (iv) Within 45 days after the end of each Fiscal Quarter (commencing with the Fiscal Quarter ending March 31, 2005) or, if earlier, the day prior to the date of Reinhold's payment of the quarterly cash dividend to its common shareholders in such period as permitted by Section 11.4 hereof, in an amount equal to 50% of Excess Cash Flow for ------------- such Fiscal Quarter; provided, that if such Excess Cash Flow amount payable hereunder -------- in any Fiscal Quarter is less than $25,000, such amount shall not be paid until the next Excess Cash Flow payment date on which the aggregate amount to be distributed pursuant to this subsection (iv) (giving effect to any such carryover amount(s)) equals or exceeds $25,000.

(b) If on any day the Revolving Outstandings exceed the Borrowing Base, the Borrowers shall immediately prepay Revolving Loans and/or Cash Collateralize the outstanding Letters of Credit, or do a combination of the foregoing, in an amount sufficient to eliminate such excess.

(c) If on any day on which the Revolving Commitment is reduced pursuant to
Section 6.1.2 the Revolving Outstandings exceed the Revolving Commitment, the Borrowers shall immediately prepay Revolving Loans or Cash Collateralize the outstanding Letters of Credit, or do a combination of the foregoing, in an amount sufficient to eliminate such excess.

6.3      Manner of Prepayments.

6.3.1 All Prepayments. Each voluntary partial prepayment shall be in a principal amount of $500,000 or a higher integral multiple of $100,000. Any partial prepayment of a Group of LIBOR Loans shall be subject to the proviso to Section 2.2.3(a). Any prepayment of a LIBOR Loan on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to Section 8.4. All prepayments of Term Loans shall be applied pro rata among the Term Loans according to the principal amounts thereof. In the case of voluntary prepayments and in the case of the mandatory prepayment described in the proviso to subsection (i) of Section 6.2.2(a), such prepayments shall be applied pro rata to the remaining installments thereof and in the case of mandatory prepayments pursuant to Section 6.2.2, except as provided above, such prepayments shall be applied in the inverse order of maturity to the remaining installments thereof. Except as otherwise provided by this Agreement, all principal payments in respect of the Loans shall be applied first, to repay outstanding Base Rate Loans and then to repay outstanding LIBOR Rate Loans in direct order of Interest Period maturities.

6.4      Repayments.

     6.4.1 Revolving Loans. The Revolving Loans of each Lender shall be paid in full and the Revolving Commitment ---------------- shall terminate on the Termination Date.

6.4.2 Term Loans. The Term Loan shall be paid in 60 monthly principal installments of $408,333 on the last day of each calendar month; provided, that upon the payment of the mandatory prepayment amount described in subsection (i) of Section 6.2.2(a) such monthly principal installment amount shall be reduced to $367,000. Each Lender shall be paid its Pro Rata Share of each such installment.

         Unless sooner paid in full, the outstanding principal balance of the Term Loan shall be paid in full on the Term Loan Maturity Date.

SECTION 7         MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

7.1 Making of Payments. All payments of principal of or interest on the Notes, and of all fees, shall be made by the Borrowers to the Administrative Agent in immediately available funds at the office specified by the Administrative Agent not later than noon, Chicago time, on the date due; and funds received after that hour shall be deemed to have been received by the Administrative Agent on the following Business Day. The Administrative Agent shall promptly remit to each Lender its share of all such payments received in collected funds by the Administrative Agent for the account of such Lender. All payments under this
Section 7.1 shall be made by the Borrowers directly to the Lender entitled thereto without setoff, counterclaim or other defense.

7.2 Application of Certain Payments. So long as no Event of Default has occurred and is continuing, (a) payments matching specific scheduled payments then due shall be applied to those scheduled payments and (b) voluntary and mandatory prepayments shall be applied as set forth in Sections 6.2 and 6.3. After the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent or any Lender as proceeds from the sale of, or other realization upon, all or any part of the Collateral shall be applied as the Administrative Agent shall determine in its discretion or, in the absence of a specific determination by the Administrative Agent, as set forth in the Guaranty and Collateral Agreement. Concurrently with each remittance to any Lender of its share of any such payment, the Administrative Agent shall advise such Lender as to the application of such payment.

7.3 Due Date Extension. If any payment of principal or interest with respect to any of the Loans, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a LIBOR Loan, such immediately following Business Day is the first Business Day of a calendar month, in which case such due date shall be the immediately preceding Business Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

7.4 Setoff. Each Borrower agrees that the Administrative Agent and each Lender have all rights of set-off and bankers' lien provided by applicable law, and in addition thereto, each Borrower agrees that at any time any Event of Default exists, the Administrative Agent and each Lender may apply to the payment of any Obligations of the Borrowers hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of the Borrowers then or thereafter with the Administrative Agent or such Lender.

7.5 Proration of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise, on account of (a) principal of or interest on any Loan, but excluding (i) any payment pursuant to Section 8.7 or 15.6 and (ii) payments of interest on any Affected Loan) or (b) its participation in any Letter of Credit) in excess of its applicable Pro Rata Share of payments and other recoveries obtained by all Lenders on account of principal of and interest on the Loans (or such participation) then held by them, then such Lender shall purchase from the other Lenders such participations in the Loans (or sub-participations in Letters of Credit) held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

7.6      Taxes.
         -----

(a) All payments made by the Borrowers hereunder or under any Loan Documents shall be made without setoff, counterclaim, or other defense. To the extent permitted by applicable law, all payments hereunder or under the Loan Documents (including any payment of principal, interest, or fees) to, or for the benefit, of any person shall be made by the Borrowers free and clear of and without deduction or withholding for, or account of, any Taxes now or hereinafter imposed by any taxing authority.

(b) If the Borrowers make any payment hereunder or under any Loan Document in respect of which it is required by applicable law to deduct or withhold any Taxes, the Borrowers shall increase the payment hereunder or under any such Loan Document such that after the reduction for the amount of Taxes withheld (and any taxes withheld or imposed with respect to the additional payments required under this Section 7.6(b)), the amount paid to the Lenders or the Administrative Agent equals the amount that was payable hereunder or under any such Loan Document without regard to this Section 7.6(b). To the extent any Borrower withholds any Taxes on payments hereunder or under any Loan Document, the Borrowers shall pay the full amount deducted to the relevant taxing authority within the time allowed for payment under applicable law and shall deliver to the Administrative Agent within 30 days after it has made payment to such authority a receipt issued by such authority (or other evidence satisfactory to the Administrative Agent) evidencing the payment of all amounts so required to be deducted or withheld from such payment.

(c) If any Lender or the Administrative Agent is required by law to make any payments of any Taxes on or in relation to any amounts received or receivable hereunder or under any other Loan Document, or any Tax is assessed against a Lender or the Administrative Agent with respect to amounts received or receivable hereunder or under any other Loan Document, the Borrowers will indemnify such person against (i) such Tax (and any reasonable counsel fees and expenses associated with such Tax) and (ii) any taxes imposed as a result of the receipt of the payment under this Section 7.6(c). A certificate prepared in good faith as to the amount of such payment by such Lender or the Administrative Agent shall, absent manifest error, be final, conclusive, and binding on all parties.

(d) (i) To the extent permitted by applicable law, each Lender that is not a United States person within the meaning of Code section 7701(a)(30) (a "Non-U.S. Participant") shall deliver to the Borrower Representative and the Administrative Agent on or prior to the Restatement Date (or in the case of a Lender that is an Assignee, on the date of such assignment to such Lender) two accurate and complete original signed copies of IRS Form W-8BEN, W-8ECI, or W-8IMY (or any successor or other applicable form prescribed by the IRS) certifying to such Lender's entitlement to a complete exemption from, or a reduced rate in, United States withholding tax on interest payments to be made hereunder or any Loan. If a Lender that is a Non-U.S. Participant is claiming a complete exemption from withholding on interest pursuant to Sections 871(h) or 881(c) of the Code, the Lender shall deliver (along with two accurate and complete original signed copies of IRS Form W-8BEN) a certificate in form and substance reasonably acceptable to Administrative Agent (any such certificate, a "Withholding Certificate"). In addition, each Lender that is a Non-U.S. Participant agrees that from time to time after the Restatement Date, (or in the case of a Lender that is an Assignee, after the date of the assignment to such Lender), when a lapse in time (or change in circumstances occurs) renders the prior certificates hereunder obsolete or inaccurate in any material respect, such Lender shall, to the extent permitted under applicable law, deliver to the Borrower Representative and the Administrative Agent two new and accurate and complete original signed copies of an IRS Form W-8BEN, W-8ECI, or W-8IMY (or any successor or other applicable forms prescribed by the IRS), and if applicable, a new Withholding Certificate, to confirm or establish the entitlement of such Lender or the Administrative Agent to an exemption from, or reduction in, United States withholding tax on interest payments to be made hereunder on any Loan.

         (ii) Each Lender that is not a Non-U.S. Participant (other than any such Lender which is taxed as a corporation for U.S. federal income tax purposes) shall provide two properly completed and duly executed copies of IRS Form W-9 (or any successor or other applicable form) to the Borrower Representative and the Administrative Agent certifying that such Lender is exempt from United States backup withholding tax. To the extent that a form provided pursuant to this Section 7.6(d)(ii) is rendered obsolete or inaccurate in any material respect as result of a change in circumstances with respect to the status of a Lender, such Lender shall, to the extent permitted by applicable law, deliver to the Borrower Representative and the Administrative Agent revised forms necessary to confirm or establish the entitlement to such Lender's exemption from United States backup withholding tax.

         (iii) The Borrowers shall not be required to pay additional amounts to a Lender, or indemnify any Lender, under this Section 7.6 to the extent that such obligations would not have arisen but for the failure of such Lender to comply with Section 7.6(d).

         (iv) Each Lender agrees to indemnify the Administrative Agent and hold the Administrative Agent harmless for the full amount of any and all present or future Taxes and related liabilities (including penalties, interest, additions to tax and expenses, and any Taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this Section 7.6) which are imposed on or with respect to principal, interest or fees payable to such Lender hereunder and which are not paid by the Borrowers pursuant to this Section 7.6, whether or not such Taxes or related liabilities were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Administrative Agent makes written demand therefor.

SECTION 8         INCREASED COSTS; SPECIAL PROVISIONS FOR LIBOR LOANS.

8.1 Increased Costs. (a) If, after the date hereof, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration of any applicable law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency: (i) shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of the LIBOR Rate pursuant to Section
4), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender; or (ii) shall impose on any Lender any other condition affecting its LIBOR Loans, its Note or its obligation to make LIBOR Loans; and the result of anything described in clauses
(i) and (ii) above is to increase the cost to (or to impose a cost on) such Lender (or any LIBOR Office of such Lender) of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by such Lender (or its LIBOR Office) under this Agreement or under its Note with respect thereto, then upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Administrative Agent), the Borrowers shall pay directly to such Lender such additional amount as will compensate such Lender for such increased cost or such reduction, so long as such amounts have accrued on or after the day which is 180 days prior to the date on which such Lender first made demand therefor.

(b) If any Lender shall reasonably determine that any change in, or the adoption or phase-in of, any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance by any Lender or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such controlling Person's capital as a consequence of such Lender's obligations hereunder or under any Letter of Credit to a level below that which such Lender or such controlling Person could have achieved but for such change, adoption, phase-in or compliance (taking into consideration such Lender's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Lender or such controlling Person to be material, then from time to time, upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Administrative Agent), the Borrowers shall pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction so long as such amounts have accrued on or after the day which is 180 days prior to the date on which such Lender first made demand therefor.

8.2      Basis for Determining Interest Rate Inadequate or Unfair.  If:
         --------------------------------------------------------

(a) the Administrative Agent reasonably determines (which determination shall be binding and conclusive on the Borrowers) that by reason of circumstances affecting the interbank LIBOR market adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate; or

(b) the Required Lenders advise the Administrative Agent that the LIBOR Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of maintaining or funding LIBOR Loans for such Interest Period (taking into account any amount to which such Lenders may be entitled under Section 8.1) or that the making or funding of LIBOR Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Lenders materially affects such Loans;

then the Administrative Agent shall promptly notify the other parties thereof and, so long as such circumstances shall continue, (i) no Lender shall be under any obligation to make or convert any Base Rate Loans into LIBOR Loans and (ii) on the last day of the current Interest Period for each LIBOR Loan, such Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan.

8.3 Changes in Law Rendering LIBOR Loans Unlawful. If any change in, or the adoption of any new, law or regulation, or any change in the interpretation of any applicable law or regulation by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of any Lender cause a substantial question as to whether it is) unlawful for any Lender to make, maintain or fund LIBOR Loans, then such Lender shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, (a) such Lender shall have no obligation to make or convert any Base Rate Loan into a LIBOR Loan (but shall make Base Rate Loans concurrently with the making of or conversion of Base Rate Loans into LIBOR Loans by the Lenders which are not so affected, in each case in an amount equal to the amount of LIBOR Loans which would be made or converted into by such Lender at such time in the absence of such circumstances) and (b) on the last day of the current Interest Period for each LIBOR Loan of such Lender (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such LIBOR Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan. Each Base Rate Loan made by a Lender which, but for the circumstances described in the foregoing sentence, would be a LIBOR Loan (an "Affected Loan") shall remain outstanding for the period corresponding to the Group of LIBOR Loans of which such Affected Loan would be a part absent such circumstances.

8.4 Funding Losses. The Borrowers hereby agree that upon demand by any Lender (which demand shall be accompanied by a statement setting forth the basis for the amount being claimed, a copy of which shall be furnished to the Administrative Agent), the Borrowers will indemnify such Lender against any net loss or expense which such Lender may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any LIBOR Loan), as reasonably determined by such Lender, as a result of (a) any payment, prepayment or conversion of any LIBOR Loan of such Lender on a date other than the last day of an Interest Period for such Loan (including any conversion pursuant to Section 8.3) or (b) any failure of the Borrowers to borrow, convert or continue any Loan on a date specified therefor in a notice of borrowing, conversion or continuation pursuant to this Agreement. For this purpose, all notices to the Administrative Agent pursuant to this Agreement shall be deemed to be irrevocable.

8.5 Right of Lenders to Fund through Other Offices. Each Lender may, if it so elects, fulfill its commitment as to any LIBOR Loan by causing a foreign branch or Affiliate of such Lender to make such Loan; provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of the Borrowers to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or Affiliate.

8.6 Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each LIBOR Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBOR Rate for such Interest Period.

8.7 Mitigation of Circumstances; Replacement of Lenders. (a) Each Lender shall promptly notify the Borrower Representative and the Administrative Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender's sole judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, (i) any obligation by the Borrowers to pay any amount pursuant to Section 7.6 or 8.1 or
(ii) the occurrence of any circumstances described in Section 8.2 or 8.3 (and, if any Lender has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, such Lender shall promptly so notify the Borrower Representative and the Administrative Agent). Without limiting the foregoing, each Lender will designate a different funding office if such designation will avoid (or reduce the cost to the Borrowers of) any event described in clause (i) or (ii) above and such designation will not, in such Lender's sole judgment, be otherwise disadvantageous to such Lender.

(b) If the Borrowers become obligated to pay additional amounts to any Lender pursuant to Section 7.6 or 8.1, or any Lender gives notice of the occurrence of any circumstances described in Section 8.2 or 8.3, the Borrower Representative may designate another bank which is acceptable to the Administrative Agent and the Issuing Lender in their reasonable discretion (such other bank being called a "Replacement Lender") to purchase the Loans of such Lender and such Lender's rights hereunder, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and all accrued but unpaid fees owed to such Lender and any other amounts payable to such Lender under this Agreement, and to assume all the obligations of such Lender hereunder, and, upon such purchase and assumption (pursuant to an Assignment Agreement), such Lender shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Lender prior to the date of such purchase and assumption) and shall be relieved from all obligations to the Borrowers hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder.

8.8 Conclusiveness of Statements; Survival of Provisions. Determinations and statements of any Lender pursuant to Section 8.1, 8.2, 8.3 or 8.4 shall be conclusive absent demonstrable error. Lenders may use reasonable averaging and attribution methods in determining compensation under Sections 8.1 and 8.4, and the provisions of such Sections shall survive repayment of the Obligations, cancellation of any Notes, expiration or termination of the Letters of Credit and termination of this Agreement.

SECTION 9         REPRESENTATIONS AND WARRANTIES.

         To induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to make Loans and issue and participate in Letters of Credit hereunder, each Borrower jointly and severally represents and warrants to the Administrative Agent and the Lenders that, both before and after giving effect to the Related Transactions:

9.1 Organization. Each Loan Party is validly existing and in good standing under the laws of its jurisdiction of organization; and each Loan Party is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

9.2 Authorization; No Conflict. Each Loan Party is duly authorized to execute and deliver each Loan Document to which it is a party, each Borrower is duly authorized to borrow monies hereunder and each Loan Party is duly authorized to perform its Obligations under each Loan Document to which it is a party. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, and the borrowings by each Borrower hereunder, do not and will not (a) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with (i) any provision of law, (ii) the charter, by-laws or other organizational documents of any Loan Party or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon any Loan Party or any of their respective properties or (c) require, or result in, the creation or imposition of any Lien on any asset of any Loan Party (other than Liens in favor of the Administrative Agent or the Security Trustee created pursuant to the Collateral Documents).

9.3 Validity and Binding Nature. This Agreement and each other Loan Document to which any Loan Party is a party is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

9.4 Financial Condition. The audited consolidated financial statements of the Borrowers and their Subsidiaries as at December 31, 2001, December 31, 2002 and December 31, 2003, and the unaudited consolidated financial statements of the Borrowers and their Subsidiaries as at March 31, 2004, June 30, 2004 and September 30, 2004, copies of each of which have been delivered to the Administrative Agent, were prepared in accordance with GAAP (subject, in the case of such unaudited statements, to the absence of footnotes and to normal year-end adjustments) and present fairly the consolidated financial condition of the Borrowers and their Subsidiaries as at such dates and the results of their operations for the periods then ended.

9.5 No Material Adverse Change. Since December 31, 2003 there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of (i) the Loan Parties taken as a whole and
(ii) Samuel Bingham Enterprises, Inc. other than such changes which have been disclosed in writing to the shareholders of the Company and to the Securities and Exchange Commission as of September 30, 2004.

9.6 Litigation and Contingent Liabilities. No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to the knowledge of any Borrower, threatened against any Loan Party which might reasonably be expected to have a Material Adverse Effect, except as set forth in Schedule 9.6. Other than any liability incident to such litigation or proceedings, no Loan Party has any material contingent liabilities not listed on Schedule 9.6 or permitted by Section 11.1. The applicable Loan Parties have entered into a full and final settlement with all plaintiffs in the Valley Forge Litigation and the Loan Parties have no further liabilities, responsibilities or obligations relating thereto or relating to the Valley Forge National Historical Park Site in Pennsylvania.

9.7 Ownership of Properties; Liens. Each Loan Party owns good and, in the case of real property, marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like) except as permitted by Section 11.2.

9.8 Equity Ownership; Subsidiaries. All issued and outstanding Capital Securities of each Loan Party are duly authorized and validly issued, fully paid, non-assessable, and, other than with respect to Reinhold and the membership interests in NP Aerospace Jordan WLL which are not owned by NP Aerospace, free and clear of all Liens other than those in favor of the Administrative Agent, and the Capital Securities of each Loan Party were issued in compliance with all applicable state and federal laws concerning the issuance of securities. Schedule 9.8 sets forth the authorized Capital Securities of each Loan Party, other than Reinhold, as of the Restatement Date. All of the issued and outstanding Capital Securities of each Loan Party, other than Reinhold, are owned as set forth on Schedule 9.8 as of the Restatement Date, and all of the issued and outstanding Capital Securities of each Wholly-Owned Subsidiary is, directly or indirectly, owned by Reinhold. As of the Restatement Date, except as set forth on Schedule 9.8, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any Capital Securities of any Loan Party (other than Reinhold).

9.9 Pension Plans. (a) Each Pension Plan complies in all material respects with all applicable requirements of law and regulations. No contribution failure under Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan has occurred with respect to any Pension Plan, sufficient to give rise to a Lien under Section 302(f) of ERISA, or otherwise to have a Material Adverse Effect. There are no pending or, to the knowledge of any Borrower, threatened, claims, actions, investigations or lawsuits against any Pension Plan, any fiduciary of any Pension Plan, or any Borrower or other any member of the Controlled Group with respect to a Pension Plan or a Multiemployer Pension Plan which could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any other member of the Controlled Group has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Pension Plan or Multiemployer Pension Plan which would subject that Person to any material liability. Within the past five years, neither any Borrower nor any other member of the Controlled Group has engaged in a transaction which resulted in a Pension Plan with an Unfunded Liability being transferred out of the Controlled Group, which could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 9.9 hereto, no Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan, which could reasonably be expected to have a Material Adverse Effect.

(b) All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by the Borrowers or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; no Borrower nor any other member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan; and no Borrower nor any other member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

(c) Except as would not reasonably be expected to have a Material Adverse Effect, each Foreign Pension Plan is in compliance and in good standing (to the extent such concept exists in the relevant jurisdiction) in all material respects with all laws, regulations and rules applicable thereto, including all funding requirements, and the respective requirements of the governing documents for such Foreign Pension Plan; (ii) with respect to each Foreign Pension Plan maintained or contributed to by any Loan Party or any Subsidiary of a Loan Party, (A) that is required by applicable law to be funded in a trust or other funding vehicle, such Foreign Pension Plan is in compliance with applicable law regarding funding requirements except to the extent permitted under applicable law and (B) that is not required by applicable law to be funded in a trust or other funding vehicle, reasonable reserves have been established where required by ordinary accounting practices in the jurisdiction in which such Foreign Pension Plan is maintained; and (iii) no actions or proceedings have been taken or instituted to terminate or wind-up a Foreign Pension Plan with respect to which the Loan Parties or any Subsidiary of a Loan Party could reasonably be expected to have a Material Adverse Effect.

9.10 Investment Company Act. No Loan Party is an "investment company" or a company "controlled" by an "investment company" or a "subsidiary" of an "investment company," within the meaning of the Investment Company Act of 1940.

9.11 Public Utility Holding Company Act. No Loan Party is a "holding company", or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935.

9.12 Regulation U. No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock..

9.13     Taxes; Tax Shelter Registration.

(a) Each Loan Party has timely (after considering any filed extensions) filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges due and payable with respect to such return, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. The Loan Parties have made adequate reserves on their books and records in accordance with GAAP for all taxes that have accrued but which are not yet due and payable. No Loan Party has participated in any transaction that relates to a year of the taxpayer (which is still open under the applicable statute of limitations) which is a "reportable transaction" within the meaning of Treasury Regulation section 1.6011-4(b)(2) (irrespective of the date when the transaction was entered into).

(b) No Loan Party intends to treat any of the transactions contemplated by any Loan Document as being a "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4.

9.14 Solvency, etc. On the Restatement Date, and immediately prior to and after giving effect to the issuance of each Letter of Credit and each borrowing hereunder and the use of the proceeds thereof and the consummation of the Dividend Program, with respect to each Loan Party, individually, (a) the fair value of its assets is greater than the amount of its liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated, (b) the present fair saleable value of its assets is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, (c) it is able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) it does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature and (e) it is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute unreasonably small capital.

9.15 Environmental Matters. The on-going operations of each Loan Party comply in all respects with all Environmental Laws, except such non-compliance which could not (if enforced in accordance with applicable law) reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. Each Loan Party (a) has obtained, and maintained in good standing, all licenses, permits, authorizations, registrations and other approvals required under any Environmental Law and required for their respective ordinary course operations, and for their reasonably anticipated future operations, and (b) is in compliance with all terms and conditions thereof, except where the failure to do so under clauses (a) or (b) above could not reasonably be expected to result in material liability to any Loan Party and could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. No Loan Party or any of its properties or operations is subject to, or reasonably anticipates the issuance of, any written order from or agreement with any Federal, state or local governmental authority, nor subject to any judicial or docketed administrative or other proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Substance. There are no Hazardous Substances or other conditions or circumstances existing with respect to any property, arising from operations prior to the Restatement Date, or relating to any waste disposal, of any Loan Party that would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. No Loan Party has any underground storage tanks that are not properly registered or permitted under applicable Environmental Laws or that at any time have released, leaked, disposed of or otherwise discharged Hazardous Substances.

9.16 Insurance. Set forth on Schedule 9.16 is a complete and accurate summary of the property and casualty insurance program of the Loan Parties as of the Restatement Date (including the names of all insurers, policy numbers, expiration dates, amounts and types of coverage, annual premiums, exclusions, deductibles, self-insured retention, and a description in reasonable detail of any self-insurance program, retrospective rating plan, fronting arrangement or other risk assumption arrangement involving any Loan Party). Each Loan Party and its properties are insured with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Parties operate.

9.17 Real Property. Set forth on Schedule 9.17 is a complete and accurate list, as of the Restatement Date, of the address of all real property owned or leased by any Loan Party, together with, in the case of leased property, the name and mailing address of the lessor of such property.

9.18 Information. All information heretofore or contemporaneously herewith furnished in writing by any Loan Party to the Administrative Agent or any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Administrative Agent and the Lenders that any projections and forecasts provided by the Borrowers are based on good faith estimates and assumptions believed by the Borrowers to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

9.19 Intellectual Property. Each Loan Party owns and possesses or has a license or other right to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as are necessary for the conduct of the businesses of the Loan Parties, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect.

9.20 Burdensome Obligations. No Loan Party is a party to any agreement or contract or subject to any restriction contained in its organizational documents which could reasonably be expected to have a Material Adverse Effect.

9.21 Labor Matters. Except as set forth on Schedule 9.21, no Loan Party is subject to any labor or collective bargaining agreement. There are no existing or threatened strikes, lockouts or other labor disputes involving any Loan Party that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Loan Parties are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters.

9.22 No Default. No Event of Default or Unmatured Event of Default exists or would result from the incurrence by any Loan Party of any Debt hereunder or under any other Loan Document.

     9.23 Dividend Program. (a) The Borrower Representative has heretofore furnished the Administrative Agent a ---------------- true and correct copy of a summary of the Dividend Program.

(b) Each Loan Party has duly taken all necessary corporate, partnership or other organizational action to authorize the Dividend Program.

(c) The Dividend Program will comply, in all material respects, with all applicable legal requirements, and all necessary governmental, regulatory, creditor, shareholder, partner and other material consents, approvals and exemptions required to be obtained by the Loan Parties in connection with the Dividend Program will be, prior to commencement of the Dividend Program, duly obtained and will be in full force and effect.

(d) The Dividend Program will not, violate any statute or regulation of the United States (including any securities law) or of any state or other applicable jurisdiction, or any order, judgment or decree of any court or governmental body binding on any Loan Party, or result in a material breach of, or constitute a material default under, any material agreement, indenture, instrument or other document, or any judgment, order or decree, to which any Loan Party is a party or by which any Loan Party is bound.

(e) No statement or representation made to any shareholders of Reinhold in connection with the Dividend Program by any Loan Party or, to the Borrowers' knowledge, any other Person, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

9.24 NP Aerospace WLL. On the date hereof, the sole customer of NP Aerospace Jordan WLL is the government of Jordan (or an instrumentality thereof).

SECTION 10        AFFIRMATIVE COVENANTS.

         Until the expiration or termination of the Commitments and thereafter until all Obligations hereunder and under the other Loan Documents are paid in full and all Letters of Credit have been terminated, each Borrower jointly and severally agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:

     10.1  Reports,   Certificates  and  Other   Information.   Furnish  to  the
Administrative Agent: -------------------------------------------

10.1.1 Annual Report. Promptly when available and in any event within 90 days after the close of each Fiscal Year: (a) a copy of the annual audit report of the Borrowers and their Subsidiaries for such Fiscal Year, including therein consolidated balance sheets and statements of earnings and cash flows of Reinhold and its Subsidiaries as at the end of such Fiscal Year, certified without adverse reference to going concern value and without qualification by independent auditors of recognized standing selected by the Borrowers and reasonably acceptable to the Administrative Agent, together with (i) a written statement from such accountants to the effect that in making the examination necessary for the signing of such annual audit report by such accountants, nothing came to their attention that caused them to believe that any Borrower was not in compliance with any provision of Section 11.1, 11.3, 11.4 or 11.14 of this Agreement insofar as such provision relates to accounting matters or, if something has come to their attention that caused them to believe that a Borrower was not in compliance with any such provision, describing such non-compliance in reasonable detail and (ii) a comparison with the budget for such Fiscal Year and a comparison with the previous Fiscal Year; and (b) a consolidating balance sheet of the Borrowers and their Subsidiaries as of the end of such Fiscal Year and consolidating statement of earnings and cash flows for the Borrowers and their Subsidiaries for such Fiscal Year, certified by a Senior Officer of the Borrower Representative.
10.1.2 Interim Reports. (a) Promptly when available and in any event within 45 days after the end of each Fiscal Quarter, consolidated and consolidating balance sheets of the Borrowers and their Subsidiaries as of the end of such Fiscal Quarter, together with consolidated and consolidating statements of earnings and cash flows for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, together with a comparison with the corresponding period of the previous Fiscal Year and a comparison with the budget for such period of the current Fiscal Year, certified by a Senior Officer of the Borrower Representative; and (b) promptly when available and in any event within 30 days after the end of each month, consolidated and consolidating balance sheets of the Borrowers and their Subsidiaries as of the end of such month, together with consolidated and consolidating statements of earnings and a consolidated statement of cash flows for such month and for the period beginning with the first day of such Fiscal Year and ending on the last day of such month, together with a comparison with the corresponding period of the previous Fiscal Year and a comparison with the budget for such period of the current Fiscal Year, certified by a Senior Officer of the Borrower Representative.

10.1.3 Compliance Certificates. Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 10.1.1 and each set of quarterly statements pursuant to Section 10.1.2, a duly completed compliance certificate in the form of Exhibit B, with appropriate insertions, dated the date of such annual report or such quarterly statements and signed by a Senior Officer of the Borrower Representative, containing (i) a computation of each of the financial ratios and restrictions set forth in Section 11.14 and to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it and (ii) a written statement of the Borrowers' management setting forth a discussion of the Borrowers' financial condition, changes in financial condition and results of operations.

10.1.4 Reports to the SEC and to Shareholders. Promptly upon the filing or sending thereof, copies of all regular, periodic or special reports of any Loan Party filed with the SEC or any other equivalent foreign body or organization; copies of all registration statements of any Loan Party filed with the SEC (other than on Form S-8); and copies of all proxy statements or other communications made to security holders generally (including with respect to the payment or proposed payment of any dividend or distribution to such security holders).

10.1.5 Notice of Default, Litigation and ERISA Matters. Promptly upon becoming aware of any of the following, written notice describing the same and the steps being taken by the Loan Party affected thereby with respect thereto:

(a)                        the occurrence of an Event of Default or an Unmatured
                           Event of Default;

(b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by any Borrower to the Lenders which has been instituted or, to the knowledge of any Borrower, is threatened against any Loan Party or to which any of the properties of any thereof is subject which might reasonably be expected to have a Material Adverse Effect;

     (c) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan or Foreign Pension Plan, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under
Section 302(f) of ERISA) or to any Multiemployer Pension Plan or any Foreign Pension Plan, or the taking of any action with respect to a Pension Plan or Foreign Pension Plan which could reasonably be expected to result in the requirement that a Borrower furnish a bond or other security to the PBGC (or any applicable foreign authority) for such Pension Plan or Foreign Pension Plan (as applicable), or the occurrence of any event with respect to any Pension Plan, Multiemployer Pension Plan or Foreign Pension Plan which could reasonably be expected to result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), or any material increase in the contingent liability of the Borrowers with respect to any post-retirement welfare benefit plan or other employee benefit plan of the Borrowers or another member of the Controlled Group, or any notice that any Multiemployer Pension Plan or Foreign Pension Plan is in
reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code (or any applicable foreign law), that any such plan is or may be terminated, or that any such plan is or may become insolvent;

(d) any cancellation or material change in any insurance maintained by any Loan Party which relates to collateral with an insured value greater than $300,000; or

(e) any other event (including (i) any violation of any Environmental Law or the assertion of any Environmental Claim or (ii) the enactment or effectiveness of any law, rule or regulation) which might reasonably be expected to have a Material Adverse Effect.

10.1.6 Borrowing Base Certificates. Within 30 days of the end of each month, a Borrowing Base Certificate dated as of the end of such month and executed by a Senior Officer of the Borrower Representative on behalf of the Borrowers (provided that (a) the Borrower Representative may deliver a Borrowing Base Certificate more frequently if it chooses. (b) within five days after the occurrence of an Event of Default the Borrower Representative shall deliver a current Borrowing Base Certificate to the Administrative Agent and (c) at any time an Event of Default exists, the Administrative Agent may require the Borrower Representative to deliver Borrowing Base Certificates more frequently).

10.1.7 Accounts Trial Balance. Within 30 days of the end of each month, an aged trial balance of all foreign and domestic Accounts indicating which Accounts are current, up to 30, 30 to 60, 60 to 90 and 90 days or more past due and listing the names and, upon the request of the Administrative Agent, the addresses of all applicable Account Debtors.

10.1.8 Management Reports. Promptly upon receipt thereof, copies of all detailed financial and management reports submitted to any Borrower by independent auditors in connection with each annual or interim audit made by such auditors of the books of any Borrower.

10.1.9 Projections. As soon as practicable, and in any event not later than 30 days prior to the commencement of each Fiscal Year, financial projections for each Borrower and its Subsidiaries for such Fiscal Year (including monthly operating and cash flow budgets) prepared in a manner consistent with the projections delivered by the Borrowers to the Lenders prior to the Restatement Date or otherwise in a manner reasonably satisfactory to the Administrative Agent, accompanied by a certificate of a Senior Officer of the Borrower Representative on behalf of the Borrowers to the effect that (a) such projections were prepared by the Borrowers in good faith, (b) the Borrowers have a reasonable basis for the assumptions contained in such projections and (c) such projections have been prepared in accordance with such assumptions.

10.1.10 Subordinated Debt Notices. Promptly following receipt, copies of any notices (including notices of default or acceleration) received from any holder or trustee of, under or with respect to any Subordinated Debt.

10.1.11 Other Information. Promptly from time to time, such other information concerning the Loan Parties as any Lender or the Administrative Agent may reasonably request.

10.2 Books, Records and Inspections. Keep, and cause each other Loan Party to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each other Loan Party to permit, any Lender or the Administrative Agent or any representative thereof to inspect the properties and operations of the Loan Parties; and permit, and cause each other Loan Party to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), any Lender or the Administrative Agent or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and each Borrower hereby authorizes such independent auditors to discuss such financial matters with any Lender or the Administrative Agent or any representative thereof), and to examine (and, at the expense of the Loan Parties, photocopy extracts from) any of its books or other records; and permit, and cause each other Loan Party to permit, the Administrative Agent and its representatives to inspect the Inventory and other tangible assets of the Loan Parties, to perform appraisals of the equipment and/or real property of the Loan Parties, and to inspect, audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to Inventory, Accounts and any other collateral (and the Borrowers hereby acknowledge that the Administrative Agent will undertake to complete such a field audit with respect to Inventory and Accounts no later than 120 days after the date hereof). All such inspections or audits by the Administrative Agent shall be at the Borrowers' expense, provided that so long as no Event of Default or Unmatured Event of Default exists, (i) the Borrowers shall not be required to reimburse the Administrative Agent for inspections or audits more frequently than once each Fiscal Year and (ii) Borrowers shall not be required to pay for the costs and expenses relating to any equipment or real property appraisals more frequently than once in a 30-month period; provided, that in the event the Borrowers breach any financial covenant contained in Section 11.14 hereof, Borrowers shall be required to pay for the costs and expenses of an additional equipment and real property appraisal obtained by the Administrative Agent within the 12-month period following any such breach.

10.3 Maintenance of Property; Insurance. (a) Keep, and cause each other Loan Party to keep, all property useful and necessary in the business of the Loan Parties in good working order and condition, ordinary wear and tear excepted.

(b) Maintain, and cause each other Loan Party to maintain, with responsible insurance companies, such insurance coverage as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated, but which shall insure against all risks and liabilities of the type identified on Schedule 9.16 and shall have insured amounts no less than, and deductibles no higher than, those set forth on such schedule (excluding any changes in coverage relating to the consummation of the Related Transactions); and, upon request of the Administrative Agent or any Lender, furnish to the Administrative Agent or such Lender a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Loan Parties. The Borrowers shall cause each issuer of an insurance policy to provide the Administrative Agent with an endorsement (i) showing the Administrative Agent and the Security Trustee as loss payee with respect to each policy of property or casualty insurance and naming the Administrative Agent and each Lender as an additional insured with respect to each policy of liability insurance, (ii) providing that 30 days' notice will be given to the Administrative Agent prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy and (iii) reasonably acceptable in all other respects to the Administrative Agent. The Borrowers shall execute and deliver to the Administrative Agent a collateral assignment, in form and substance satisfactory to the Administrative Agent, of each business interruption insurance policy maintained by each Loan Party.

                  (c) UNLESS THE BORROWERS PROVIDE THE ADMINISTRATIVE AGENT WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS AGREEMENT, THE ADMINISTRATIVE AGENT MAY PURCHASE INSURANCE AT THE BORROWERS' EXPENSE TO PROTECT THE ADMINISTRATIVE AGENT'S AND THE LENDERS' INTERESTS IN THE COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT ANY LOAN PARTY'S INTERESTS. THE COVERAGE THAT THE ADMINISTRATIVE AGENT PURCHASES MAY NOT PAY ANY CLAIM THAT IS MADE AGAINST ANY LOAN PARTY IN CONNECTION WITH THE COLLATERAL. THE BORROWERS MAY LATER CANCEL ANY INSURANCE PURCHASED BY THE ADMINISTRATIVE AGENT, BUT ONLY AFTER PROVIDING THE ADMINISTRATIVE AGENT WITH EVIDENCE THAT THEY HAVE OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT. IF THE ADMINISTRATIVE AGENT PURCHASES INSURANCE FOR THE COLLATERAL, EACH BORROWER WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING INTEREST AND ANY OTHER CHARGES THAT MAY BE IMPOSED WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE PRINCIPAL AMOUNT OF THE LOANS OWING HEREUNDER. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF THE INSURANCE THE LOAN PARTIES MAY BE ABLE TO OBTAIN ON THEIR OWN.

10.4 Compliance with Laws; Payment of Taxes and Liabilities. (a) Comply, and cause each other Loan Party to comply, in all material respects with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect, (b) without limiting clause (a) above, ensure, and cause each other Loan Party to ensure, that such Loan Party is and no person who owns a controlling interest in or otherwise controls a Loan Party (other than Reinhold) and no customer of such Loan Party is or shall be (i) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control ("OFAC"), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (ii) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, (c) without limiting clause
(a) above, comply, and cause each other Loan Party to comply, with all applicable Bank Secrecy Act and anti-money laundering laws and regulations, (d) pay, and cause each other Loan Party to pay, prior to delinquency, all taxes and other governmental charges against it or any collateral, as well as claims of any kind which, if unpaid, could become a Lien on any of its property; provided that the foregoing shall not require any Loan Party to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and, in the case of a claim which could become a Lien on any collateral, such contest proceedings shall stay the foreclosure of such Lien or the sale of any portion of the collateral to satisfy such claim, and (e) in the event of the nonpayment by any Borrower of any tax or charge against it or any of its property on or prior to the due date thereof, upon the request of the Administrative Agent, such Borrower shall deposit with the Agent such amounts that, in the reasonable determination of the Administrative Agent, are sufficient to satisfy such tax liability and such additional future tax liabilities as may be requested by Administrative Agent.

10.5 Maintenance of Existence, etc. Maintain and preserve, and (subject to Section 11.5) cause each other Loan Party to maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect).

10.6 Use of Proceeds. Use the proceeds of the Loans, and the Letters of Credit, solely to finance dividends permitted by Section 11.4, for working capital purposes, for Capital Expenditures and for other general business purposes; and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock.

10.7     Employee Benefit Plans.

(a) Maintain, and cause each other member of the Controlled Group to maintain, each Pension Plan and Foreign Pension Plan in substantial compliance with all applicable requirements of law and regulations.

(b) Make, and cause each other member of the Controlled Group to make, on a timely basis, all required contributions to any Multiemployer Pension Plan and Foreign Pension Plan.

(c) Not, and not permit any other member of the Controlled Group to (i) seek a waiver of the minimum funding standards of ERISA or any applicable foreign authority with respect to Foreign Pension Plans, (ii) terminate or withdraw from any Pension Plan, Foreign Pension Plan or Multiemployer Pension Plan or (iii) take any other action with respect to any Pension Plan that would reasonably be expected to entitle the PBGC (or any applicable foreign authority) to terminate, impose liability in respect of, or cause a trustee to be appointed to administer, any Pension Plan or Foreign Pension Plan (as applicable), unless the actions or events described in clauses (i), (ii) and (iii) individually or in the aggregate would not have a Material Adverse Effect.

10.8 Environmental Matters. If any release or threatened release or other disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of any Loan Party, the Borrowers shall, or shall cause the applicable Loan Party to, cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, the Borrowers shall, and shall cause each other Loan Party to, comply with any Federal or state judicial or administrative order requiring the performance at any real property of any Loan Party of activities in response to the release or threatened release of a Hazardous Substance. To the extent that the transportation of Hazardous Substances is permitted by this Agreement, the Borrowers shall, and shall cause their Subsidiaries to, dispose of such Hazardous Substances, or of any other wastes, only at licensed disposal facilities operating in compliance with Environmental Laws.

10.9 Tax Shelter Registration. Notify the Administrative Agent of any action (or the intention to take an action) inconsistent with the representation in Section 9.13(b). If any Borrower so notifies the Administrative Agent, the Borrowers acknowledge and agree that the Administrative Agent and the Lenders may treat the transactions contemplated hereby (or any single transaction contemplated hereby) as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and the Administrative Agent and such Lender, as applicable, may maintain the lists and other regulations required by such Treasury Regulation. To the extent the Administrative Agent or a Lender determines to maintain such list, each Loan Party shall cooperate with the Administrative Agent and Lenders in obtaining the information required under such Treasury Regulation. Within 10 days after notifying the Administrative Agent under this Section 10.9, the applicable Borrower shall deliver to the Administrative Agent a duly completed copy of IRS Form 8886 or any successor form.

10.10 Further Assurances. Take, and cause each other Loan Party to take, such actions as are necessary or as the Administrative Agent or the Required Lenders may reasonably request from time to time to ensure that the Obligations of each Loan Party under the Loan Documents are secured by substantially all of the assets of the Borrowers and each Subsidiary (other than NP Aerospace Jordan WLL) (as well as all Capital Securities of each domestic Subsidiary and 65% of all Capital Securities of each direct foreign Subsidiary (other than NP Aerospace Jordan WLL) (or, if less, the percentage owned by the relevant Loan Party) and guaranteed by each domestic Subsidiary (including, upon the acquisition or creation thereof, any Subsidiary acquired or created after the Restatement
Date), in each case as the Administrative Agent may determine, including (a) the execution and delivery of guaranties, security agreements, pledge agreements, mortgages (including with respect to the real property owned by NP Aerospace) deeds of trust, financing statements and other documents, and the filing or recording of any of the foregoing and (b) the delivery of certificated securities and other collateral with respect to which perfection is obtained by possession. Cause all collections from Accounts to be directed to a bank account maintained with the Administrative Agent or to such other bank account as the Administrative Agent may otherwise consent. Without limitation of the foregoing, in the event that Samuel Bingham Enterprises, Inc. ("Bingham") shall not have consummated the sale of all or substantially all of its assets as described in
Section 11.5(b) hereof prior to December 31, 2004, upon the request of the Administrative Agent, the Loan Parties shall execute and deliver any and all agreements, amendments, Collateral Access Agreements, Mortgage amendments, financing statements and other documents in order to evidence the amendment and restatement of the Prior Credit Agreement as provided herein and ensure that the Obligations of each Loan Party under the Loan Documents are secured by substantially all of the assets of Bingham.

10.11 Deposit Accounts. Other than with respect to NP Aerospace (the Deposit Accounts of which shall be maintained at HSBC Bank), NP Aerospace Jordan WLL and Bingham (the Deposit Accounts of which may be maintained at Bank of America for up to 30 days after the Restatement Date), unless the Administrative Agent otherwise consents in writing, in order to facilitate the Administrative Agent's and the Lenders' maintenance and monitoring of their security interests in the collateral, maintain all of their principal deposit and operating accounts with the Administrative Agent.

         10.12 Interest Rate Protection. Enter into, not later than 20 days after the Restatement Date, a Hedging Agreement with a term of at least three years on an ISDA standard form with LaSalle or with counterparties reasonably acceptable to the Administrative Agent to hedge the interest rate with respect to not less than 40% of the principal amount of the Term Loans in form and substance reasonably satisfactory to the Administrative Agent.

10.13 Related Agreements, etc. (a) Immediately upon the consummation of the transactions contemplated thereunder, the Borrower Representative will furnish the Administrative Agent with a true and correct copy of the Related Agreements.

(b) Each Loan Party will duly take all necessary corporate, partnership or other organizational action to authorize the execution, delivery and performance of the Related Agreements and the consummation of transactions contemplated thereby.

(c) Except as set forth on Schedule 10.13 hereto, the Related Transactions will comply, in all material respects, with all applicable legal requirements, and all necessary governmental, regulatory, creditor, shareholder, partner and other material consents, approvals and exemptions required to be obtained by the Loan Parties and, to the Borrowers' knowledge, each other party to the Related Agreements in connection with the Related Transactions will be, prior to consummation of the Related Transactions, duly obtained and will be in full force and effect.

(d) Except as set forth on Schedule 10.13 hereto, the execution and delivery of the Related Agreements will not, and the consummation of the Related Transactions will not, violate, in any material respect, any statute or regulation of the United States (including any securities law) or of any state or other applicable jurisdiction, or any order, judgment or decree of any court or governmental body binding on any Loan Party or, to the Borrowers' knowledge, any other party to the Related Agreements, or result in a material breach of, or constitute a material default under, any material agreement, indenture, instrument or other document, or any judgment, order or decree, to which any Loan Party is a party or by which any Loan Party is bound or, to the Borrowers' knowledge, to which any other party to the Related Agreements is a party or by which any such party is bound.

(e) No statement or representation made in the Related Agreements by any Loan Party will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

SECTION 11        NEGATIVE COVENANTS

         Until the expiration or termination of the Commitments and thereafter until all Obligations hereunder and under the other Loan Documents are paid in full and all Letters of Credit have been terminated, each Borrower jointly and severally agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:

     11.1 Debt. Not, and not permit any other Loan Party to, create, incur, assume or suffer to exist any Debt, ---- except:

(a)      Obligations under this Agreement and the other Loan Documents;

(b) Debt secured by Liens permitted by Section 11.2, and extensions, renewals and refinancings thereof; provided that the aggregate amount of all such Debt at any time outstanding shall not exceed $200,000;

     (c) (i) Debt of any Borrower to any of its Wholly-Owned Subsidiaries or Debt of any Wholly-Owned Subsidiaries of any Borrower to such Borrower and (ii) Debt of NP Aerospace Jordan WLL to any Borrower in an aggregate outstanding amount not at any time exceeding $450,000; provided that in each case such
--------
     Debt shall be evidenced by a demand note in form and substance reasonably satisfactory to the Administrative Agent and pledged and delivered to the Administrative Agent pursuant to the Collateral Documents as additional collateral security for the Obligations, and the obligations under such demand note shall be subordinated to the Obligations of such Borrower hereunder in a manner reasonably satisfactory to the Administrative Agent;

(d)      Subordinated Debt;

(e) Hedging Obligations approved by Administrative Agent and incurred in favor of LaSalle for bona fide hedging purposes and not for speculation;

(f) Debt described on Schedule 11.1 and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased; and

(g) other Debt, in addition to the Debt listed above, in an aggregate outstanding amount not at any time exceeding $200,000.

11.2 Liens. Not, and not permit any other Loan Party to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

(a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

(b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens in the form of deposits or pledges incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves;

(c)      Liens described on Schedule 11.2 as of the Restatement Date;

(d) subject to the limitation set forth in Section 11.1(b), (i) Liens arising in connection with Capital Leases (and attaching only to the property being leased), (ii) Liens existing on property at the time of the acquisition thereof by any Loan Party (and not created in contemplation of such acquisition) and (iii) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within 60 days of the acquisition thereof and attaches solely to the property so acquired;

(e) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $300,000 arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

(f) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of any Loan Party;

(g)      Liens arising under the Loan Documents; and

(h)      the replacement, extension or renewal of any Lien permitted by clause
         (c) above upon or in the same property subject thereto arising out of the extension, renewal or replacement of the Debt secured thereby (without increase in the amount thereof).

11.3 Operating Leases. Not permit the aggregate amount of all rental payments under Operating Leases made (or scheduled to be made) by the Loan Parties (on a consolidated basis) to exceed $1,800,000 in any Fiscal Year.

11.4 Restricted Payments. Not, and not permit any other Loan Party to, (a) make any distribution to any holders of its Capital Securities, (b) purchase or redeem any of its Capital Securities, (c) except as provided in Section 11.7 hereof, pay any management fees or similar fees to any of its equityholders or any Affiliate thereof, (d) make any redemption, prepayment, defeasance, repurchase or any other payment in respect of any Subordinated Debt or (e) set aside funds for any of the foregoing. Notwithstanding the foregoing, so long as such Loan Party is otherwise in compliance with the provisions of this Agreement and the financial covenants contained herein, and immediately after giving effect to the transactions described below is in pro forma compliance with such financial covenants, (i) any Subsidiary of a Borrower may pay dividends or make other distributions to such Borrower or to a Wholly-Owned Subsidiary; and (ii) so long as no Event of Default or Unmatured Event of Default exists or would result therefrom, Revolving Loan Availability is greater than $3,500,000 both before and after giving effect thereto and, subject to the proviso in clause (A) below, the Fixed Charge Coverage Ratio is greater than or equal to 1.45 to 1.00 (with respect to the Computation Periods ending 3/31/05 and 6/30/05) and 1.50 to
1.00 (with respect to each Computation Period ending thereafter), in each case calculated on a pro forma basis after giving affect to the dividends described below, Reinhold may (A) make dividends or other distributions to its shareholders in an amount not to exceed $42,530,000 in the Fiscal Quarter ending December 31, 2004 and in an amount not to exceed the lesser of (I) $1,700,000 and (II) $0.50 per share of its common stock in each Fiscal Quarter ending thereafter; provided; that in the event that the Fixed Charge Coverage Ratio for the relevant Computation Period is less than 1.50 to 1.00 (or 1.45 to 1.00 for the Computation Periods ending 3/31/05 and 6/30/05) but greater than 1.35 to 1.00, Reinhold may pay dividends to its shareholders in an amount not to exceed the Reduced Dividend Amount, (B) make dividends of its own stock, including cash payments for fractional shares and (C) redeem its Capital Securities and (iii) Reinhold may make dividends to directors of Reinhold so long as such amounts have been properly accrued pursuant to Reinhold's Directors Deferred Stock Plan, in an aggregate amount not to exceed $2,000,000 during the term of this Agreement. 11.5 Mergers, Consolidations, Sales. Not, and not permit any other Loan Party to, (a) be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any Capital Securities of any class of, or any partnership or joint venture interest in, any other Person, (b) sell, transfer, convey or lease all or any substantial part of its assets or Capital Securities (including the sale of Capital Securities of any Subsidiary) except for sales of Inventory in the ordinary course of business; provided, that Samuel Bingham Enterprises, Inc. shall be permitted to sell all or substantially all of its assets for a sale price of not less than $2,500,000 on substantially the terms and conditions set forth in the Related Agreements, or (c) sell or assign with or without recourse any receivables, except for (i) any such merger, consolidation, sale, transfer, conveyance, lease or assignment of or by any Wholly-Owned Subsidiary of any Borrower into a Borrower or into any other domestic Wholly-Owned Subsidiary of any Borrower;
(ii) any such purchase or other acquisition by any Borrower or any Wholly-Owned Subsidiary of any Borrower of the assets or Capital Securities of any Wholly-Owned Subsidiary of such Borrower; and (iii) any Acquisition by any Borrower or any Wholly-Owned Subsidiary of any Borrower where (A) the assets acquired (in the case of an asset purchase) are for use, or the Person acquired (in the case of any other Acquisition) is engaged, solely in the businesses engaged in by such Borrower or any Wholly-Owned Subsidiary of such Borrower on the date hereof; (B) immediately before and after giving effect to such Acquisition, no Event of Default or Unmatured Event of Default shall exist; (C) the aggregate consideration to be paid by such Borrower and its Subsidiaries (including any Debt assumed or issued in connection therewith, the amount thereof to be calculated in accordance with GAAP) in connection with such Acquisition (or any series of related Acquisitions) is less than $2,000,000 in the aggregate for all such Acquisitions in any Fiscal Year; (D) immediately after giving effect to such Acquisition, the Borrowers are in pro forma compliance with all the financial ratios and restrictions set forth in Section 11.14; (E) in the case of the Acquisition of any Person, the Board of Directors of such Person has approved such Acquisition; (F) reasonably prior to such Acquisition, the Administrative Agent shall have received complete executed or conformed copies of each material document, instrument and agreement to be executed in connection with such Acquisition together with all lien search reports and lien release letters and other documents as the Administrative Agent may require to evidence the termination of Liens on the assets or business to be acquired; (G) not less than ten Business Days prior to such Acquisition, the Administrative Agent shall have received an acquisition summary with respect to the Person and/or business or division to be acquired, such summary to include a reasonably detailed description thereof (including financial information) and operating results (including financial statements for the most recent 12 month period for which they are available and as otherwise available), the terms and conditions, including economic terms, of the proposed Acquisition, and such Borrower's calculation of pro forma EBITDA relating thereto; (H) the Administrative Agent and Required Lenders shall have approved the Borrowers' computation of pro forma EBITDA; (I) consents have been obtained in favor of the Administrative Agent and the Lenders to the collateral assignment of rights and indemnities under the related acquisition documents and opinions of counsel for the Loan Parties and (if delivered to the Loan Party) the selling party in favor of the Administrative Agent and the Lenders have been delivered; and (J) the provisions of Section 10.10 have been satisfied.

11.6 Modification of Organizational Documents. Not permit the charter, by-laws or other organizational documents of any Loan Party to be amended or modified in any way which could reasonably be expected to materially adversely affect the interests of the Lenders.

11.7 Transactions with Affiliates. Not, and not permit any other Loan Party to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates (other than the Borrowers) which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates. Except for the existence of an Event of Default pursuant to Section 13.1.1 or Section 13.1.4 hereof, nothing contained herein shall be deemed to preclude payment of (a) management fees to Hammond, Kennedy, Whitney & Company in an amount not to exceed $20,000 per month nor the payment of director fees to Andrew McNally, Ralph R. Whitney and Glenn Scolnik (or any replacement director) consistent with the Borrowers' past practice or (b) dividends described in Section 11.4(e)(ii)(D).

11.8 Unconditional Purchase Obligations. Not, and not permit any other Loan Party to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services.

11.9 Inconsistent Agreements. Not, and not permit any other Loan Party to, enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by a Borrower hereunder or by the performance by any Loan Party of any of its Obligations hereunder or under any other Loan Document,
(b) prohibit any Loan Party from granting to the Administrative Agent and the Lenders, a Lien on any of its assets or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Loan Party to (i) pay dividends or make other distributions to a Borrower or any other Loan Party, or pay any Debt owed to a Borrower or any other Loan Party, (ii) make loans or advances to a Borrower or (iii) transfer any of its assets or properties to any Loan Party, other than (A) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the assets of any Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder (B) restrictions or conditions imposed by any agreement relating to purchase money Debt, Capital Leases and other secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt and (C) customary provisions in leases and other contracts restricting the assignment thereof.

11.10 Business Activities; Issuance of Equity. Not, and not permit any other Loan Party to, engage in any line of business other than the businesses engaged in on the date hereof and businesses reasonably related thereto. Not, and not permit any other Loan Party to, issue any Capital Securities other than (a) any issuance of shares of Reinhold's common Capital Securities pursuant to any employee or director option program, benefit plan or compensation program or (b) any issuance by a Subsidiary to Reinhold or another Subsidiary in accordance with Section 11.4.

11.11 Investments. Not, and not permit any other Loan Party to, make or permit to exist any Investment in any other Person, except the following:

(a) contributions by a Borrower to the capital of any Wholly-Owned Subsidiary, or by any Subsidiary to the capital of any other domestic Wholly-Owned Subsidiary, so long as the recipient of any such capital contribution has guaranteed the Obligations and such guaranty is secured by a pledge of all (or not less than 65%, with respect to foreign Subsidiaries) of its Capital Securities and substantially all of its real and personal property, in each case in accordance with
         Section 10.10;

(b)      Investments constituting Debt permitted by Section 11.1;

(c) Contingent Liabilities constituting Debt permitted by Section 11.1 or secured by Liens permitted by Section 11.2;

(d)      Cash Equivalent Investments;

(e) bank deposits in the ordinary course of business, provided that, except as provided in Section 10.11, the aggregate amount of all such deposits (excluding amounts in payroll accounts or for accounts payable, in each case to the extent that checks have been issued to third parties) which are maintained with any bank other than LaSalle shall not at any time exceed $50,000;

(f) Investments in securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Account Debtors;

(g)      Investments to consummate Acquisitions permitted by Section 11.5; and

(h)      Investments listed on Schedule 11.11 as of the Restatement Date.

provided that (x) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; (y) no Investment otherwise permitted by clause (b),
(c), or (g) shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default or Unmatured Event of Default exists.

11.12 Restriction of Amendments to Certain Documents. Not amend or otherwise modify, or waive any rights under, the Minuteman Agreement if, in any case, such amendment, modification or waiver could be adverse to the interests of the Lenders.

11.13    Fiscal Year.  Not change its Fiscal Year.
         -----------

11.14    Financial Covenants.

11.14.1 Fixed Charge Coverage Ratio. Commencing with the Computation Period ending 3/31/05, not permit the Fixed Charge Coverage Ratio for any Computation Period to be less than 1.20 to 1.00.

11.14.2 Total Debt to EBITDA Ratio. Not permit the Total Debt to EBITDA Ratio as of the last day of any Computation Period to exceed the applicable ratio set forth below for such Computation Period:

                  Computation                               Total Debt to
                  Period Ending                              EBITDA Ratio

                  3/31/05                                    2.25 to 1.00
                  6/30/05                                    2.00 to 1.00
                  12/31/05 and thereafter                    1.75 to 1.00

11.15 Cancellation of Debt. Not, and not permit any other Loan Party to, cancel any claim or debt owing to it, except for reasonable consideration or in the ordinary course of business.

SECTION 12        EFFECTIVENESS; CONDITIONS OF LENDING, ETC.

         The obligation of each Lender to make its Loans and of the Issuing Lender to issue Letters of Credit is subject to the following conditions precedent:

12.1 Initial Credit Extension. The obligation of the Lenders to enter into the Credit Agreement is, in addition to the conditions precedent specified in
Section 12.2, subject to the delivery of the following, each in form and substance satisfactory to the Administrative Agent (and the date on which all such conditions precedent have been satisfied or waived in writing by the Administrative Agent and the Lenders is called the "Restatement Date"):

12.1.1   Notes.  A Note for each Lender.
         -----

12.1.2 Authorization Documents. For each Loan Party, such Person's (a) charter (or similar formation document), certified by the appropriate governmental authority; (b) good standing certificates in its state of incorporation (or formation) and in each other state requested by the Administrative Agent; (c) bylaws (or similar governing document); (d) resolutions of its board of directors (or similar governing body) approving and authorizing such Person's execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; and (e) signature and incumbency certificates of its officers executing any of the Loan Documents (it being understood that the Administrative Agent and each Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein), all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification.

12.1.3 Consents, etc. Certified copies of all documents evidencing any necessary corporate or partnership action, consents and governmental approvals (if any) required for the execution, delivery and performance by the Loan Parties of the documents referred to in this Section 12.

12.1.4 Letter of Direction. A letter of direction containing funds flow information with respect to the proceeds of the Loans on the Restatement Date.

12.1.5 Guaranty and Collateral Agreement. A counterpart of the Guaranty and Collateral Agreement executed by each Loan Party, together with all instruments, transfer powers and other items required to be delivered in connection therewith.

     12.1.6 Perfection Certificate. A Perfection Certificate completed and executed by each Loan Party. ----------------------

12.1.7 Foreign Documents. The following Foreign Collateral Documents with respect to NP Aerospace, each dated as of the Restatement Date: (a) Debenture between NP Aerospace and the Administrative Agent; (b) Equitable Mortgage Over Securities by Reinhold in favor of the Administrative Agent; (c) opinion of U.K. counsel to NP Aerospace; and (d) such other documents, agreements, certificates, collateral searches, filings and notices as the Administrative Agent or any Lender may request.

12.1.8 Collateral Access Agreements, etc. Additionally, in the case of any leased real property (other than any leased property of NP Aerospace Jordan WLL and any leased property with respect to which the book value of property of the Loan Parties maintained at such location is less than $200,000 with respect to any leased property located in the United States or (pound)200,000 with respect to any leased property located in the United Kingdom), a Collateral Access Agreement from the landlord of such property waiving any landlord's Lien in respect of personal property kept at the premises subject to such lease.

12.1.9 Opinions of Counsel. Opinions of counsel for each Loan Party, including local counsel reasonably requested by the Administrative Agent.

12.1.10 Insurance. Evidence satisfactory to the Agent of the existence of insurance required to be maintained pursuant to Section 10.3(b), together with evidence that the Administrative Agent and the Security Trustee has been named as a lender's loss payee and an additional insured on all related insurance policies.

12.1.11 Payment of Fees. Evidence of payment by the Borrowers of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Restatement Date, together with all Attorney Costs of the Administrative Agent to the extent invoiced prior to the Restatement Date, plus such additional amounts of Attorney Costs as shall constitute the Administrative Agent's reasonable estimate of Attorney Costs incurred or to be incurred by the Administrative Agent through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Borrowers and the Administrative Agent).

         12.1.12 Solvency Certificate. A Solvency Certificate executed by a Senior Officer of Reinhold in form and substance satisfactory to the Administrative Agent (which, among other things, shall state that the Borrowers and their Subsidiaries shall be solvent after giving effect to the Dividend Program).

         12.1.13 Pro Forma. A consolidated pro forma balance sheet of the Borrowers as at the Restatement Date, adjusted to give effect to the consummation of the Related Transactions, the Dividend Program and the financings contemplated hereby as if such transactions had occurred on such date, consistent in all material respects with the sources and uses of cash as previously described to the Lenders and the forecasts previously provided to the Lenders.

12.1.14 Search Results; Lien Terminations. Certified copies of Uniform Commercial Code search reports dated a date reasonably near to the Restatement Date, listing all effective financing statements which name any Loan Party (under their present names and any previous names) as debtors, together with (a) copies of such financing statements, (b) proper Uniform Commercial Code Form UCC-3 termination statements or deeds of release, if any, necessary to release all Liens and other rights of any Person in any collateral described in the Collateral Documents previously granted by any Person (other than Liens permitted by Section 11.2) and (c) such other Uniform Commercial Code termination statements as the Administrative Agent may reasonably request.

12.1.15 Filings, Registrations and Recordings. The Administrative Agent shall have received each document (including Uniform Commercial Code financing statements) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent and/or Security Trustee, for the benefit of the Lenders, a perfected Lien on the collateral described therein, prior and superior to any other Liens (subject only to Liens permitted pursuant to Section 11.2), in proper form for filing, registration or recording.

     12.1.16 Borrowing Base Certificate. A Borrowing Base Certificate dated as of the Restatement Date. --------------------------

12.1.17 Closing Certificate, Consents and Permits. A certificate executed by the President or a Vice President of each of the Borrowers certifying (a) the matters set forth in Section 12.2.1 as of the Restatement Date and (b) that all necessary governmental, regulatory, creditor, shareholder, partner and other material consents, approvals and exemptions required to be obtained by the Borrowers in connection with the Dividend Program have been duly obtained and are in full force and effect.

12.1.18 Total Debt to EBITDA Ratio. Evidence that the Borrowers have a Total Debt to EBITDA ratio of not more than 2.75 to 1.0 as of the Restatement Date (after giving effect to the transactions contemplated by the Loan Documents and the payment of all costs and expenses contemplated thereunder).

12.1.19 Financial Statements. (a) Audited consolidated financial statements of the Borrowers and their Subsidiaries and management and lender reports for fiscal years 2001, 2002 and 2003 and (b) unaudited interim consolidated and consolidating financial statements for the Borrowers and their Subsidiaries for each fiscal month and quarterly period ended prior to the Restatement Date in fiscal year 2004, including, in each case, balance sheets, statements of income and cash flow.

12.1.20 Projections. Projected income statements, balance sheets and cash flow statements, adjusted to give effect to the consummation of the Related Transactions, the Dividend Program and the financing contemplated hereby and the use of proceeds therefrom prepared for Fiscal Years 2004 through 2009.

12.1.21 Cash Management. Evidence satisfactory to the Administrative Agent that all deposit accounts and operating accounts of the Loan Parties (other than NP Aerospace, NP Aerospace Jordan WLL and Bingham) are being maintained with LaSalle and, with respect to NP Aerospace, fully executed Cash Dominion Agreements (or their equivalent) with respect to its accounts.

12.1.22 Appraisals. All fixed asset appraisal, inventory appraisal and field exam results requested by the Administrative Agent shall be satisfactory to the Administrative Agent.

     12.1.23 Other. Such other documents as the Administrative Agent or any Lender may reasonably request. -----

12.2 Conditions. The obligation (a) of each Lender to make each Loan and (b) of the Issuing Lender to issue each Letter of Credit is subject to the following further conditions precedent that:

12.2.1 Compliance with Warranties, No Default, etc. Both before and after giving effect to any borrowing and the issuance of any Letter of Credit, the following statements shall be true and correct:

(a) the representations and warranties of each Loan Party set forth in this Agreement and the other Loan Documents shall be true and correct in all respects with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

(b) no Event of Default or Unmatured Event of Default shall have then occurred and be continuing.

12.2.2 Confirmatory Certificate. If requested by the Administrative Agent or any Lender, the Administrative Agent shall have received (in sufficient counterparts to provide one to each Lender) a certificate dated the date of such requested Loan or Letter of Credit and signed by a duly authorized representative of the Borrowers as to the matters set out in Section 12.2.1 (it being understood that each request by a Borrower for the making of a Loan or the issuance of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers that the conditions precedent set forth in Section 12.2.1 will be satisfied at the time of the making of such Loan or the issuance of such Letter of Credit), together with such other documents as the Administrative Agent or any Lender may reasonably request in support thereof.

SECTION 13        EVENTS OF DEFAULT AND THEIR EFFECT.

     13.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement: -----------------

13.1.1 Non-Payment of the Loans, etc. Default in the payment when due of the principal of any Loan; or default, and continuance thereof for five days, in the payment when due of any interest, fee, reimbursement obligation with respect to any Letter of Credit or other amount payable by any Borrower hereunder or under any other Loan Document.

13.1.2 Non-Payment of Other Debt. Any default shall occur under the terms applicable to any Debt of any Loan Party in an aggregate amount (for all such Debt so affected and including undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement) exceeding $250,000 and such default shall (a) consist of the failure to pay such Debt when due, whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable (or require such Loan Party to purchase or redeem such Debt or post cash collateral in respect thereof) prior to its expressed maturity.

13.1.3 Other Material Obligations. Default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, any Loan Party with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with all other such defaults, might reasonably be expected to have a Material Adverse Effect.

13.1.4 Bankruptcy, Insolvency, etc. Any Loan Party becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or any Loan Party applies for, consents to, or acquiesces in the appointment of a trustee, administrator, receiver or other custodian for such Loan Party or any property thereof, or makes a general assignment for the benefit of creditors or any other step is taken with a view to a composition, assignment, scheme of arrangement or similar arrangement with any of the creditors of such Loan Party or any of its Subsidiaries; or, in the absence of such application, consent or acquiescence, a trustee, administrator, receiver or other custodian is appointed for any Loan Party or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of any Loan Party, and if such case or proceeding is not commenced by such Loan Party, it is consented to or acquiesced in by such Loan Party, or remains for 30 days undismissed; or any Loan Party takes any action to authorize, or in furtherance of, any of the foregoing.

13.1.5 Non-Compliance with Loan Documents. (a) Failure by any Loan Party to comply with or to perform any covenant set forth in Section 10.1.5, 10.3(b),
10.5 or 10.9 or Section 11; or (b) failure by any Loan Party to comply with or to perform any other provision of this Agreement or any other Loan Document (and not constituting an Event of Default under any other provision of this Section
13) and continuance of such failure described in this clause (b) for 30 days.

13.1.6 Representations; Warranties. Any representation or warranty made by any Loan Party herein or any other Loan Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by any Loan Party to the Administrative Agent or any Lender in connection herewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

13.1.7 Pension Plans. (a) Any Person institutes steps to terminate a Pension Plan or a Foreign Pension Plan if as a result of such termination, it could reasonably be expected that a Borrower or any member of the Controlled Group would be required to make a contribution to such Pension Plan or Foreign Pension Plan (as applicable), or would incur a liability or obligation to such Pension Plan or Foreign Pension Plan, in excess of $100,000; (b) a contribution failure occurs with respect to any Pension Plan or Foreign Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA or any applicable foreign law; or (c) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan or a Foreign Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans or Foreign Pension Plans (as applicable) as a result of such withdrawal (including any outstanding withdrawal liability that any Borrower or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds $100,000.

13.1.8 Judgments. Final judgments which exceed an aggregate of $300,000 in excess of the applicable insurance coverage maintained by the Borrowers shall be rendered against any Loan Party and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.

13.1.9 Invalidity of Collateral Documents, etc. Any Collateral Document shall cease to be in full force and effect; or any Loan Party (or any Person by, through or on behalf of any Loan Party) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document.

13.1.10 Invalidity of Subordination Provisions, etc. Any subordination provision in any document or instrument governing Subordinated Debt, or any subordination provision in any guaranty by any Subsidiary of any Subordinated Debt, shall cease to be in full force and effect, or any Loan Party or any other Person (including the holder of any applicable Subordinated Debt) shall contest in any manner the validity, binding nature or enforceability of any such provision.

13.1.11  Change of Control.  A Change of Control shall occur.
         -----------------

     13.1.12 Material Adverse Effect. The occurrence of any event having a Material Adverse Effect. -----------------------

13.2 Effect of Event of Default. If any Event of Default described in Section
13.1.4 shall occur, the Commitments shall immediately terminate and the Loans and all other Obligations hereunder shall become immediately due and payable and each Borrower shall become immediately obligated to Cash Collateralize all Letters of Credit, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, the Administrative Agent may (and, upon written request of the Required Lenders shall) declare the Commitments to be terminated in whole or in part and/or declare all or any part of the Loans and all other Obligations hereunder to be due and payable and/or demand that each Borrower immediately Cash Collateralize all or any Letters of Credit, whereupon the Commitments shall immediately terminate (or be reduced, as applicable) and/or the Loans and other Obligations hereunder shall become immediately due and payable (in whole or in part, as applicable) and/or each Borrower shall immediately become obligated to Cash Collateralize the Letters of Credit (all or any, as applicable) and/or the Administrative Agent may instruct the Security Trustee to exercise its rights, powers and authorities relating to enforcement under the Collateral Documents, all without presentment, demand, protest or notice of any kind. The Administrative Agent shall promptly advise the Borrowers of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in Section 13.1.1 or Section 13.1.4 may be waived by the written concurrence of all of the Lenders, and the effect as an Event of Default of any other event described in this Section 13 may be waived by the written concurrence of the Required Lenders. Any cash collateral delivered hereunder shall be held by the Administrative Agent (without liability for interest thereon) and applied to the Obligations arising in connection with any drawing under a Letter of Credit. After the expiration or termination of all Letters of Credit, such cash collateral shall be applied by the Administrative Agent to any remaining Obligations hereunder and any excess shall be delivered to the Borrowers or as a court of competent jurisdiction may elect.

SECTION 14        THE AGENT.

14.1 Appointment and Authorization. Each Lender hereby irrevocably (subject to
Section 14.10) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in other Loan Documents with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

14.2 Issuing Lender. The Issuing Lender shall act on behalf of the Lenders (according to their Pro Rata Shares) with respect to any Letters of Credit issued by it and the documents associated therewith. The Issuing Lender shall have all of the benefits and immunities (a) provided to the Administrative Agent in this Section 14 with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent", as used in this Section 14, included the Issuing Lender with respect to such acts or omissions and (b) as additionally provided in this Agreement with respect to the Issuing Lender.

14.3 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

14.4 Exculpation of Administrative Agent. None of the Administrative Agent nor any of its directors, officers, employees or agents shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except to the extent resulting from its own gross negligence or willful misconduct in connection with its duties expressly set forth herein as determined by a final, nonappealable judgment by a court of competent jurisdiction), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or Affiliate of the Borrowers, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (or the creation, perfection or priority of any Lien or security interest therein), or for any failure of any Borrower or any other party to any Loan Document to perform its Obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrowers or any of the Borrowers' Subsidiaries or Affiliates.

14.5 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, electronic mail message, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, confirmation from the Lenders of their obligation to indemnify the Administrative Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon each Lender. For purposes of determining compliance with the conditions specified in Section 12, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Restatement Date specifying its objection thereto.

14.6 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower Representative referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Lenders in accordance with Section 13; provided that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders.

14.7 Credit Decision. Each Lender acknowledges that the Administrative Agent has not made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent and acceptance of any assignment or review of the affairs of the Loan Parties (including the preparation of any materials or reports by the Administrative Agent which may be provided by the Administrative Agent to the Lenders), shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender as to any matter, including whether the Administrative Agent has disclosed material information in its possession. Each Lender represents to the Administrative Agent that, notwithstanding the fact that such Lender may have received certain materials and reports prepared by the Administrative Agent with respect to the Loan Parties, it has, independently and without reliance upon the Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of the Borrowers which may come into the possession of the Administrative Agent.

14.8 Indemnification. Whether or not the transactions contemplated hereby are consummated, each Lender shall indemnify upon demand the Administrative Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), according to its applicable Pro Rata Share, from and against any and all Indemnified Liabilities (as hereinafter defined); provided that no Lender shall be liable for any payment to any such Person of any portion of the Indemnified Liabilities to the extent determined by a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the applicable Person's own gross negligence or willful misconduct. No action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs and Taxes) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit, any foreclosure under, or modification, release or discharge of, any or all of the Collateral Documents, termination of this Agreement and the resignation or replacement of the Administrative Agent.

14.9 Administrative Agent in Individual Capacity. LaSalle and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Loan Parties and their Affiliates as though LaSalle were not the Administrative Agent or the Issuing Lender hereunder and without notice to or consent of any Lender. Each Lender acknowledges that, pursuant to such activities, LaSalle or its Affiliates may receive information regarding the Borrowers or their Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrowers or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to their Loans (if any), LaSalle and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though LaSalle were not the Administrative Agent and the Issuing Lender, and the terms "Lender" and "Lenders" include LaSalle and its Affiliates, to the extent applicable, in their individual capacities.

14.10 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall, with (so long as no Event of Default exists) the consent of the Borrowers (which shall not be unreasonably withheld or delayed), appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 14 and Sections 15.5 and 15.16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

14.11 Collateral Matters. The Lenders irrevocably authorize the Administrative Agent and/or the Security Trustee, as applicable, at its option and in its discretion, (a) to release any Lien granted to or held by the Administrative Agent or the Security Trustee, as the case may be under any Collateral Document
(i) upon termination of the Commitments and payment in full of all Loans and all other obligations of the Borrowers hereunder and the expiration or termination of all Letters of Credit; (ii) securing property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; or
(iii) subject to Section 15.1, if approved, authorized or ratified in writing by the Required Lenders; or (b) to subordinate its interest in any collateral to any holder of a Lien on such collateral which is permitted by Section 11.2(d)(i) or (d)(iii) (it being understood that the Administrative Agent may conclusively rely on a certificate from the Borrowers in determining whether the Debt secured by any such Lien is permitted by Section 11.1(b)). Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's, or the Security Trustee's, as the case may be, authority to release, or subordinate its interest in, particular types or items of collateral pursuant to this Section 14.11. Each Lender hereby authorizes the Administrative Agent to give blockage notices in connection with any Subordinated Debt at the direction of Required Lenders and agrees that it will not act unilaterally to deliver such notices.

14.12 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 5, 15.5 and 15.16) allowed in such judicial proceedings; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 5, 15.5 and 15.16.

         Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

14.13 Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent," "book manager," "lead manager," "arranger," "lead arranger" or "co-arranger", if any, shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

14.14 Security Trustee. Each Lender and the Administrative Agent hereby appoints the Security Trustee to act as its trustee under and in relation to the Collateral Documents pursuant to this Agreement and to hold the Trust Property as trustee for the Administrative Agent and the Lenders on the trusts and other terms contained in the Collateral Documents and the Administrative Agent and each Lender hereby irrevocably authorizes the Security Trustee to exercise such rights, powers and discretions as are specifically delegated to the Security Trustee by the terms of the Collateral Documents together with all such rights, powers and discretions as are reasonably incidental thereto.

14.15    Successor Security Trustee.

(a) Resignation: The Security Trustee may resign its appointment under any of this Agreement or the Collateral Documents at any time by giving not less than thirty days' notice in writing to that effect to each of the other parties to this Agreement provided that such resignation shall not become effective until a successor to the Security Trustee has been appointed and accepted its appointment in accordance with the following provisions of this Section 14.15 and all necessary documents have been entered into to ensure that the benefit of the Security Documents is held by such successor.

(b) Appointment of Successor: If the Security Trustee gives notice of its resignation, the Administrative Agent may appoint a successor. If the Administrative Agent has not within sixty days after such notice of resignation appointed a successor to the Security Trustee which shall have accepted such appointment, the retiring Security Trustee shall have the right to appoint such a successor itself.

(c) Discharge: If a successor to the Security Trustee is appointed under the provisions of this Section 14.15 then the retiring Security Trustee shall be discharged from any further obligations under this Agreement and the Collateral Documents but shall remain entitled to the benefit of the provisions of this
Section 14.15 and its successor and each of the other parties to this Agreement shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party to this Agreement.

(d) Disclosure: The retiring Security Trustee, shall make available to its successor such documents and records and provide such assistance as the successor may reasonably request for the purpose of performing its functions under this Agreement and the Collateral Documents. Notwithstanding any provision to the contrary, the Security Trustee shall not be obliged to disclose to any person any confidential or other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or fiduciary duty.

14.16 Protection of Security Trustee. The benefits conferred on the Administrative Agent pursuant to this Section 14 regarding rights to indemnification and the exercise of its rights, powers, authorizations, discretions, duties and responsibilities pursuant to this Agreement and any other Loan Document and also pursuant to Section 15 shall also be conferred, where appropriate, on the Security Trustee in relation to this Agreement and the Security Documents and references to Administrative Agent in this Section 14 and
Section 15 shall be read and construed as references to the Administrative Agent and/or the Security Trustee accordingly.

SECTION 15        GENERAL.

15.1 Waiver; Amendments. No delay on the part of the Administrative Agent, the Security Trustee or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by Lenders having aggregate Pro Rata Shares of not less than the aggregate Pro Rata Shares expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement, by the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall (a) extend or increase the Commitment of any Lender without the written consent of such Lender, (b) extend the date scheduled for payment of any principal (excluding mandatory prepayments) of or interest on the Loans or any fees payable hereunder without the written consent of each Lender directly affected thereby, (c) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, without the consent of each Lender directly affected thereby; or (d) release any party from its obligations under the Guaranty and Collateral Agreement or all or any substantial part of the collateral granted under the Collateral Documents, change the definition of Required Lenders or any provision of this Section 15.1 or reduce the aggregate Pro Rata Share required to effect an amendment, modification, waiver or consent, without, in each case, the written consent of all Lenders. No provision of Sections 6.2.2 or 6.3 with respect to the timing or application of mandatory prepayments of the Loans shall be amended, modified or waived without the consent of Lenders having a majority of the aggregate Pro Rata Shares of the Term Loans affected thereby. No provision of Section 14 or other provision of this Agreement affecting the Administrative Agent in its capacity as such shall be amended, modified or waived without the consent of the Administrative Agent. No provision of this Agreement relating to the rights or duties of the Issuing Lender in its capacity as such shall be amended, modified or waived without the consent of the Issuing Lender.

15.2 Confirmations. Each Borrower and each holder of a Note agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Administrative Agent) the aggregate unpaid principal amount of the Loans then outstanding under such Note.

15.3 Notices. Except as otherwise provided in Sections 2.2.2 and 2.2.3, all notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown on Annex B or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received. For purposes of Sections 2.2.2 and 2.2.3, the Administrative Agent shall be entitled to rely on telephonic instructions from any person that the Administrative Agent in good faith believes is an authorized officer or employee of the Borrower Representative, and the Borrowers shall hold the Administrative Agent and each other Lender harmless from any loss, cost or expense resulting from any such reliance.

15.4 Computations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, consistently applied; provided that if the Borrower Representative notifies the Administrative Agent that the Borrowers wish to amend any covenant in Section 11.14 (or any related definition) to eliminate or to take into account the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower Representative that the Required Lenders wish to amend Section 11.14 (or any related definition) for such purpose), then the Borrowers' compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant (or related definition) is amended in a manner satisfactory to the Borrowers and the Required Lenders.

15.5 Costs, Expenses and Taxes. Each Borrower jointly and severally agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent (including Attorney Costs and any Taxes) in connection with the preparation, execution, syndication, delivery and administration (including perfection and protection of any collateral and the costs of Intralinks (or other similar service), if applicable) of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), whether or not the transactions contemplated hereby or thereby shall be consummated, and all reasonable out-of-pocket costs and expenses (including Attorney Costs and any Taxes) incurred by the Administrative Agent, the Security Trustee and each Lender after an Event of Default in connection with the collection of the Obligations or the enforcement of this Agreement the other Loan Documents or any such other documents or during any workout, restructuring or negotiations in respect thereof. In addition, each Borrower jointly and severally agrees to pay, and to save the Administrative Agent, the Security Trustee and the Lenders harmless from all liability for, any fees of the Borrowers' auditors in connection with any reasonable exercise by the Administrative Agent and the Lenders of their rights pursuant to Section 10.2. All Obligations provided for in this Section
15.5 shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit and termination of this Agreement.

15.6     Assignments; Participations.

15.6.1 Assignments. (a) Subject to the restrictions set forth in this Section 15.6.1, any Lender may at any time assign to one or more Persons (any such Person, an "Assignee") all or any portion of such Lender's Loans and Commitments, with the prior written consent of the Administrative Agent, the Issuing Lender (for an assignment of the Revolving Loans and the Revolving Commitment) and, so long as no Event of Default exists, the Borrower Representative (which consents shall not be unreasonably withheld or delayed and shall not be required for an assignment by a Lender to a Lender or an Affiliate of a Lender). Except as the Administrative Agent may otherwise agree, any such assignment shall be in a minimum aggregate amount equal to $5,000,000 or, if less, the remaining Commitment and Loans held by the assigning Lender. The Borrowers and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Assignee until the Administrative Agent shall have received and accepted an effective assignment agreement in substantially the form of Exhibit D hereto (an "Assignment Agreement") executed, delivered and fully completed by the applicable parties thereto and a processing fee of $3,500 (payable by the assigning Lender or the Assignee). No assignment may be made to any Person if at the time of such assignment the Borrowers would be obligated to pay any greater amount under Section 7.6 or 8 to the Assignee than the Borrowers are then obligated to pay to the assigning Lender under such Sections (and if any assignment is made in violation of the foregoing, the Borrowers will not be required to pay such greater amounts). Any attempted assignment not made in accordance with this Section 15.6.1 shall be treated as the sale of a participation under Section 15.6.2. The Borrower Representative shall be deemed to have granted its consent to any assignment requiring its consent hereunder unless the Borrower Representative has expressly objected to such assignment within six Business Days after notice thereof.

         (b) From and after the date on which the conditions described above have been met, (i) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights (other than its indemnification rights) and obligations hereunder. Upon the request of the Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment Agreement, the Borrowers shall execute and deliver to the Administrative Agent for delivery to the Assignee (and, as applicable, the assigning Lender) a Note in the principal amount of the Assignee's Pro Rata Share of the Revolving Commitment plus the principal amount of the Assignee's Term Loan (and, as applicable, a Note in the principal amount of the Pro Rata Share of the Revolving Commitment retained by the assigning Lender plus the principal amount of the Term Loan retained by the assigning Lender). Each such Note shall be dated the effective date of such assignment. Upon receipt by the assigning Lender of such Note, the assigning Lender shall return to the Borrower Representative any prior Note held by it.
         (c) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

15.6.2 Participations. Any Lender may at any time sell to one or more Persons participating interests in its Loans, Commitments or other interests hereunder (any such Person, a "Participant"). In the event of a sale by a Lender of a participating interest to a Participant, (a) such Lender's obligations hereunder shall remain unchanged for all purposes, (b) the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder and (c) all amounts payable by the Borrowers shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any event described in Section 15.1 expressly requiring the unanimous vote of all Lenders or, as applicable, all affected Lenders. Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Lender enters into with any Participant. The Borrowers agree that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that such right of set-off shall be subject to the obligation of each Participant to share with the Lenders, and the Lenders agree to share with each Participant, as provided in
Section 7.5. The Borrowers also agree that each Participant shall be entitled to the benefits of Section 7.6 or 8 as if it were a Lender (provided that on the date of the participation no Participant shall be entitled to any greater compensation pursuant to Section 7.6 or 8 than would have been paid to the participating Lender on such date if no participation had been sold and that each Participant complies with Section 7.6(d) as if it were an Assignee).

15.7 Register. The Administrative Agent shall maintain a copy of each Assignment Agreement delivered and accepted by it and register (the "Register") for the recordation of names and addresses of the Lenders and the Commitment of each Lender from time to time and whether such Lender is the original Lender or the Assignee. No assignment shall be effective unless and until the Assignment Agreement is accepted and registered in the Register. All records of transfer of a Lender's interest in the Register shall be conclusive, absent manifest error, as to the ownership of the interests in the Loans. The Administrative Agent shall not incur any liability of any kind with respect to any Lender with respect to the maintenance of the Register.

15.8 GOVERNING LAW. THIS AGREEMENT AND EACH NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

15.9 Confidentiality. The Administrative Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts the Administrative Agent or such Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all information provided to them by any Loan Party and designated as confidential, except that the Administrative Agent and each Lender may disclose such information (a) to Persons employed or engaged by the Administrative Agent or such Lender in evaluating, approving, structuring or administering the Loans and the Commitments; (b) to any assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this
Section 15.9 (and any such assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any federal or state regulatory authority or examiner, or any insurance industry association, or as reasonably believed by the Administrative Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of the Administrative Agent's or such Lender's counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which the Administrative Agent or such Lender is a party; (f) to any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender; (g) to any Affiliate of the Administrative Agent, the Issuing Lender or any other Lender who may provide Bank Products to the Loan Parties; or (h) that ceases to be confidential through no fault of the Administrative Agent or any Lender. Notwithstanding the foregoing, the Borrowers consent to the publication by the Administrative Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement, and the Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, any information with respect to the "tax treatment" or "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby shall not be confidential and the Administrative Agent and the Lenders and other parties hereto may disclose without limitation of any kind any information that is provided to the Administrative Agent or the Lenders with respect to the "tax treatment" or "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4); provided, that to the extent any Loan Document contains information that relates to the "tax treatment" or "tax structure" and contains other information, this paragraph shall only apply to the information regarding the "tax treatment" or "tax structure."

15.10 Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Borrowers and rights of the Administrative Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

15.11 Nature of Remedies. All Obligations of the Borrowers and rights of the Administrative Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

15.12 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof (except as relates to the fees described in Section 5.3) and any prior arrangements made with respect to the payment by the Borrowers of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Administrative Agent or the Lenders.

15.13 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by the Lenders shall deemed to be originals.

15.14 Successors and Assigns. This Agreement shall be binding upon each Borrower, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of each Borrower, the Lenders and the Administrative Agent and the successors and assigns of the Lenders and the Administrative Agent. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. No Borrower may assign or transfer any of its rights or Obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender.

15.15 Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

15.16 Customer Identification - USA Patriot Act Notice. Each Lender and LaSalle (for itself and not on behalf of any other party) hereby notifies the Loan Parties that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the "Act"), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender or LaSalle, as applicable, to identify the Loan Parties in accordance with the Act.

15.17 INDEMNIFICATION BY THE BORROWERS. IN CONSIDERATION OF THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY THE ADMINISTRATIVE AGENT, THE SECURITY TRUSTEE AND THE LENDERS AND THE AGREEMENT TO EXTEND THE COMMITMENTS PROVIDED HEREUNDER, EACH BORROWER HEREBY JOINTLY AND SEVERALLY AGREES TO INDEMNIFY, EXONERATE AND HOLD THE ADMINISTRATIVE AGENT, THE SECURITY TRUSTEE, EACH LENDER AND EACH OF THE OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES AND AGENTS OF THE ADMINISTRATIVE AGENT, THE SECURITY TRUSTEE, AND EACH LENDER (EACH A "LENDER PARTY") FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, LOSSES, LIABILITIES, DAMAGES AND EXPENSES, INCLUDING ATTORNEY COSTS (COLLECTIVELY, THE "INDEMNIFIED LIABILITIES"), INCURRED BY THE LENDER PARTIES OR ANY OF THEM AS A RESULT OF, OR ARISING OUT OF, OR RELATING TO (A) ANY TENDER OFFER, MERGER, PURCHASE OF CAPITAL SECURITIES, PURCHASE OF ASSETS (INCLUDING THE RELATED TRANSACTIONS) OR OTHER SIMILAR TRANSACTION FINANCED OR PROPOSED TO BE FINANCED IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, WITH THE PROCEEDS OF ANY OF THE LOANS, (B) THE USE, HANDLING, RELEASE, EMISSION, DISCHARGE, TRANSPORTATION, STORAGE, TREATMENT OR DISPOSAL OF ANY HAZARDOUS SUBSTANCE AT ANY PROPERTY OWNED OR LEASED BY ANY LOAN PARTY, (C) ANY VIOLATION OF ANY ENVIRONMENTAL LAWS WITH RESPECT TO CONDITIONS AT ANY PROPERTY OWNED OR LEASED BY ANY LOAN PARTY OR THE OPERATIONS CONDUCTED THEREON, (D) THE INVESTIGATION, CLEANUP OR REMEDIATION OF OFFSITE LOCATIONS AT WHICH ANY LOAN PARTY OR THEIR RESPECTIVE PREDECESSORS ARE ALLEGED TO HAVE DIRECTLY OR INDIRECTLY DISPOSED OF HAZARDOUS SUBSTANCES OR (E) THE EXECUTION, DELIVERY, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY ANY OF THE LENDER PARTIES, EXCEPT FOR ANY SUCH INDEMNIFIED LIABILITIES ARISING ON ACCOUNT OF THE APPLICABLE LENDER PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION. IF AND TO THE EXTENT THAT THE FOREGOING UNDERTAKING MAY BE UNENFORCEABLE FOR ANY REASON, EACH BORROWER JOINTLY AND SEVERALLY HEREBY AGREES TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF EACH OF THE INDEMNIFIED LIABILITIES WHICH IS PERMISSIBLE UNDER APPLICABLE LAW. ALL OBLIGATIONS PROVIDED FOR IN THIS SECTION 15.16 SHALL SURVIVE REPAYMENT OF THE LOANS, CANCELLATION OF THE NOTES, EXPIRATION OR TERMINATION OF THE LETTERS OF CREDIT, ANY FORECLOSURE UNDER, OR ANY MODIFICATION, RELEASE OR DISCHARGE OF, ANY OR ALL OF THE COLLATERAL DOCUMENTS AND TERMINATION OF THIS AGREEMENT.

The Borrowers hereby agree that if for any purpose, including the obtaining of judgment in any court, it is necessary to convert a sum due hereunder from the currency in which it is payable (the "Payment Currency") into another currency (the "Judgment Currency"), the parties hereto agree, to the fullest extent that they may lawfully and effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase the Payment Currency with the Judgment Currency in the Chicago foreign exchange market on the Business Day preceding the date of final judgment. The obligation of the Borrowers in respect of any sum due from such Borrowers to a Lender hereunder shall, notwithstanding any judgment or payment in a currency other than the Payment Currency, be discharged only to the extent that on the Business Day following receipt by a Lender of any sum to paid or adjudged to be so due in the Judgment Currency the Administrative Agent may in accordance with normal banking procedures, purchase the Payment Currency with the amount of Judgment Currency so paid or adjudged to be due; if the amount in the Payment Currency so purchased is less than the sum originally due to a Lender in the Payment Currency, the Borrowers agree, as a separate obligation and additional cause of action and notwithstanding any such payment or judgment, to indemnify each Lender against such loss and if the amount in the Payment Currency so purchased exceeds the sum originally due to the Lenders in the Payment Currency, the Lenders agree to remit to the Borrowers such excess. The term "rate of exchange" in this Section 15.17 means the spot rate at which the Administrative Agent, in accordance with normal practices, is able on the relevant date to purchase the Payment Currency with the Judgment Currency and includes any premium and costs of exchange payable in connection with the purchase.

15.18 Nonliability of Lenders. The relationship between the Borrowers on the one hand and the Lender Parties on the other hand shall be solely that of borrower and lender. None of the Administrative Agent, the Security Trustee or any Lender has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Loan Parties, on the one hand, and the Administrative Agent, the Security Trustee and the Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. None of the Administrative Agent, the Security Trustee or any Lender undertakes any responsibility to any Loan Party to review or inform any Loan Party of any matter in connection with any phase of any Loan Party's business or operations. Each Borrower agrees, on behalf of itself and each other Loan Party, that none of the Administrative Agent, the Security Trustee or any Lender shall have liability to any Loan Party (whether sounding in tort, contract or otherwise) for losses suffered by any Loan Party in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. NO LENDER PARTY SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY OTHERS OF ANY INFORMATION OR OTHER MATERIALS OBTAINED THROUGH INTRALINKS OR OTHER SIMILAR INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT, NOR SHALL ANY LENDER PARTY HAVE ANY LIABILITY WITH RESPECT TO, AND EACH BORROWER ON BEHALF OF ITSELF AND EACH OTHER LOAN PARTY, HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ARISING OUT OF ITS ACTIVITIES IN CONNECTION HEREWITH OR THEREWITH (WHETHER BEFORE OR AFTER THE RESTATEMENT DATE). Each Borrower acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party. No joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders

15.19 FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE ADMINISTRATIVE AGENT OR THE SECURITY TRUSTEE FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

15.20 WAIVER OF JURY TRIAL. EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

15.21 Restatement Date. The Loan Parties, each Lender and the Administrative Agent agree that on the Restatement Date the following transactions shall be deemed to occur automatically, without further action by any party hereto:

(a) This Agreement shall amend and restate in its entirety the Prior Credit Agreement and, upon the effectiveness of this Agreement, the terms and provisions of the Prior Credit Agreement shall be superseded hereby; provided that the existing loans outstanding under the Prior Credit Agreement, and the liens securing payment thereof, shall in all respects be continuing, and this Agreement shall not be deemed to evidence or result in a novation, or repayment and reborrowing, of that portion of such existing loans. All references to "Credit Agreement" contained in the Loan Documents delivered in connection with the Prior Credit Agreement shall be deemed to refer to this Agreement;

(b) The Administrative Agent shall, promptly after receipt of the Notes (if any) reflecting the amendments to the Prior Credit Agreement effected hereunder, cancel and return to the Borrower Representative (upon receipt from the Lenders) the promissory notes being replaced by such Notes (if any).

(c) Notwithstanding any contrary provision contained in this Agreement or in any Loan Document, each Letter of Credit which is then outstanding under the Prior Credit Agreement (each an "Existing Letter of Credit") shall be deemed a Letter of Credit issued and outstanding pursuant to Section 2.3 of this Agreement and each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Lender, without recourse, representation or warranty, an undivided participation interest equal to its Pro Rata Share of the face amount of each Existing Letter of Credit and each draw paid by such Issuing Lender thereunder.

(d) The Loan Parties, each Lender, and the Administrative Agent agree that (i) the restatement transactions provided in this Section 15.21 shall not be effective until the execution of this Agreement by all of the parties hereto and the satisfaction of the conditions precedent set forth in Section 12.1 hereof;
(ii) all terms and conditions of the Prior Credit Agreement which are amended and restated by this Agreement shall remain effective until such amendment and restatement becomes effective hereunder, and thereafter shall continue to be effective only as amended and restated by this Agreement and (iii) the representations, warranties and covenants set forth herein shall become effective concurrently with the execution of this Agreement by all of the parties hereto.

SECTION 16        GUARANTIES

16.1 Guaranty. Each Borrower (each individually in such capacity a "Guarantor" and collectively "Guarantors") hereby jointly and severally, unconditionally and irrevocably guaranties as primary obligor and not merely as surety, the full and punctual payment when due of all obligations (monetary or otherwise) of each other Borrower to each of the Administrative Agent, the Security Trustee and each Lender Party (as defined below) under or in connection with this Agreement, the Notes, any other Loan Document and any other document or instrument executed in connection therewith and all Hedging Obligations of the Borrowers to any Lender Party, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due (all such obligations being herein collectively called the "Guaranteed Liabilities"); provided that the liability of a Guarantor under this
Section 16 shall be limited to the maximum amount of the Guaranteed Liabilities which such Guarantor may guaranty (after giving effect to rights to contribution of such Guarantor from its Affiliates) without violating any applicable fraudulent conveyance or fraudulent transfer law (plus all costs and expenses paid or incurred by the Administrative Agent or any Lender Party in enforcing this guaranty against such Guarantor). As used herein, "Lender Party" means each Lender and any Affiliate of such a Lender which is a party to a Hedging Agreement with the Borrowers. Upon failure by any Borrower to pay punctually any such amount, upon demand by the Administrative Agent, each Guarantor shall forthwith pay the amount not so paid at the place and in the manner and with the effect specified in this Agreement. Each obligation under this Section 16.1 is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of such Guaranteed Liabilities and not of their collectability only and is in no way conditioned upon any requirement that the Administrative Agent, the Security Trustee or any Lender first attempt to collect any of the Guaranteed Liabilities from any Borrower directly or resort to any collateral security, any balance of any deposit account or credit on the books of the Administrative Agent or any Lender in favor of any Borrower or any other Person or other means of obtaining payment. Should any Borrower default in the payment or performance of any of the Guaranteed Liabilities, the Administrative Agent and each Lender may cause the obligations of each Guarantor hereunder with respect to such Guaranteed Liabilities to become forthwith due and payable to the Lenders, without demand or notice of any nature, all of which are expressly waived by each Guarantor.

16.2 Unconditional Obligation. The obligations of each Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by: (a) any extension, renewal, settlement, compromise, waiver or release in respect of any Guaranteed Liabilities of any Borrower or the collateral therefor under this Agreement or the other Loan Documents; (b) any modification or amendment of or supplement to this Agreement or the other Loan Documents; (c) any merger or consolidation, change in the existence, structure or ownership of any Borrower, or any insolvency, bankruptcy, reorganization, adjustment, composition, liquidation or other similar proceeding affecting any Borrower or its collateral or its assets; (d) the existence of any claim, set-off or other rights which such Guarantor may have at any time against any Borrower, any Lender or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; (e) any invalidity or unenforceability relating to or against any Borrower for any reason of any provision or all of this Agreement or the other Loan Documents, or any provision of applicable law or regulation purporting to prohibit the payment by any Borrower of the principal of or interest on any loan or any other amount payable by it under this Agreement or the other Loan Documents; or (f) any other act or omission to act or delay of any kind by any other Borrower, the Administrative Agent, the Security Trustee, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of such Borrower's obligations or Guarantor's obligations under this Agreement or the other Loan Documents.

16.3 Period in Force. Each Guarantor's obligations under this Section 16 shall remain in full force and effect until all Guaranteed Liabilities shall have been indefeasibly paid in full and this Agreement and the other Loan Documents shall have terminated in accordance with their terms. If at any time any payment of the principal of or interest on any Loans made to a Borrower or any other amount payable by any Borrower under this Agreement or the other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Borrower or otherwise, each of Guarantor's obligations under this Section 16 with respect to such payment shall be revived and continued in full force and effect.

16.4 WAIVER. EACH GUARANTOR WAIVES ACCEPTANCE HEREOF, PRESENTMENT, DEMAND, PROTEST AND ANY NOTICE NOT PROVIDED FOR HEREIN, AS WELL AS ANY REQUIREMENT THAT AT ANY TIME ANY ACTION BE TAKEN BY ANY PERSON AGAINST ANY BORROWER OR ANY OTHER PERSON. EACH GUARANTOR HEREBY WAIVES (UNTIL THE GUARANTEED LIABILITIES HAVE BEEN INDEFEASIBLY REPAID IN FULL) ANY RIGHTS OF OFFSET, SUBROGATION, CONTRIBUTION, INDEMNIFICATION, REIMBURSEMENT OR OTHER SIMILAR RIGHT IT MAY HAVE AGAINST ANY BORROWER ARISING OR RESULTING FROM THE ENFORCEMENT OF THE ADMINISTRATIVE AGENT'S OR LENDERS' RIGHTS UNDER ANY GUARANTY BY SUCH BORROWER OF THE OBLIGATIONS HEREUNDER. EACH GUARANTOR ALSO IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL DEFENSES THAT AT ANY TIME MAY BE AVAILABLE IN RESPECT OF THE OBLIGATIONS BY VIRTUE OF ANY STATUTE OF LIMITATIONS, VALUATION, STAY, REDEMPTION, MORATORIUM LAW OR OTHER SIMILAR LAW NOW OR HEREAFTER IN EFFECT.

16.5 Effect of Stay. This Section 16 shall be in addition to any other guaranty or other security for the Guaranteed Liabilities, and it shall not be rendered unenforceable by the invalidity of any such other guaranty or security. In the event that acceleration of the time for payment of any of the Guaranteed Liabilities is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, or for any other reason, all such amounts otherwise subject to acceleration under the terms of this Agreement, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with the Guaranteed Liabilities shall be immediately due and payable by each other Borrower.

16.6 Subordination. The payment of any amounts due with respect to any debt of any Guarantor now or hereafter owed to any other Guarantor is hereby subordinated to the prior indefeasible payment in full of all of the Guaranteed Liabilities. Each Guarantor agrees that, during the continuance of any default in the payment or performance of any of the Guaranteed Liabilities, it will not demand, sue for or otherwise attempt to collect any such debt of any other Loan Party to it until all of the Guaranteed Liabilities shall have been indefeasibly paid in full. If, notwithstanding the foregoing sentence, during the continuance of a default, any Guarantor shall collect, enforce or receive any amounts in respect of such Debt while Guaranteed Liabilities are still outstanding, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Administrative Agent and each Lender and be paid over to the Administrative Agent on account of the Guaranteed Liabilities without affecting in any manner the liability of such Guarantor under the other provisions of this
Section 16. The provisions of this Section 16 shall be supplemental to and not in derogation of any rights and remedies of the Administrative Agent and each Lender under any separate subordination agreement which the Lender may at any time and from time to time enter into with any Guarantor.


                            [signature pages follow]

                       Signature Page to Credit Agreement


         The parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first set forth above.


                                REINHOLD INDUSTRIES, INC.


        By:
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        Title:
        -------------------------------------------------------



                                 NP AEROSPACE LIMITED

         By:
         ----------------------------------------------------------
         Title:
         -------------------------------------------------------

           LASALLE BANK NATIONAL ASSOCIATION, as Administrative Agent, as Security Trustee, as Issuing Lender and as a Lender

           By:
           ----------------------------------------------------------
           Title:
           -------------------------------------------------------

            NATIONAL CITY BANK OF INDIANA



            By:
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            Title:
            -------------------------------------------------------